UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REATA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2023

at 8:00 a.m. Central Daylight Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of Reata Pharmaceuticals, Inc., a Delaware corporation, or the Company. This year’s Annual Meeting will be held in a virtual-meeting format only via live webcast on June 7, 2023, at 8:00 a.m. Central Daylight Time. You may attend the Annual Meeting virtually via the Internet by accessing www.proxydocs.com/RETA, where you will find instructions on how to register, vote electronically and submit questions. For additional instructions on how to attend the Annual Meeting, please review the accompanying proxy statement. Only stockholders who held stock at the close of business on the record date, April 12, 2023, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon:

(1)

the election of three directors, Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Christy J. Oliger, to serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death;

(2)	an advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers;
(3)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(4)	the transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The accompanying proxy statement more fully describes the details of the business to be conducted at the Annual Meeting. Proposal 1 relates solely to the election of the three directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR the three director nominees, FOR approval of the resolution to approve the compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible by appointment for ten days prior to the meeting by contacting our Investor Relations department at (855) 557-3282.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our notice of annual meeting, proxy statement and 2022 annual report to stockholders online, with paper copies available free of charge upon request. On or about April 28, 2023, we began mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of

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our proxy materials. All stockholders who have so requested will receive a paper copy of the proxy materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the telephone at 1-866-250-6195 or via the Internet at www.proxypush.com/RETA or by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope.

We intend to hold the Annual Meeting virtually. However, in the event we determine to hold the Annual Meeting in person, we may hold the meeting in person at our offices located at 5320 Legacy Drive, Plano, Texas 75024. The Company would publicly announce a determination to hold an in-person only Annual Meeting in a press release available at www.reatapharma.com as soon as practicable before the meeting.

We look forward to speaking with you at the Annual Meeting.

Sincerely,

J. Warren Huff
Chief Executive Officer
April 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2023

Our notice of annual meeting, proxy statement, form of proxy card or voting instruction form and 2022 annual report to stockholders are available on the Internet at www.proxydocs.com/RETA.

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PROXY STATEMENT FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2023

at 8:00 a.m. Central Daylight Time

via Live Webcast by Accessing

www.proxydocs.com/RETA

Questions AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

1. What are proxy materials?

The proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors, or our Board, of Reata Pharmaceuticals, Inc., or Reata, the Company, we or us, for use at the Company’s 2023 Annual Meeting of Stockholders, or Annual Meeting, to be held via live webcast on June 7, 2023, at 8:00 a.m. Central Daylight Time by accessing www.proxydocs.com/RETA in advance of the meeting, completing online registration, which requires that you provide the control number included on your Notice of Internet Availability, proxy card, or voting instruction form, and following the instructions you subsequently receive via e-mail. The proxy materials include the notice of annual meeting of stockholders, this proxy statement for the Annual Meeting, a 2022 annual report to stockholders and the proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 28, 2023, we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how to access the proxy materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials. In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our proxy materials. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

2. Who is entitled to vote at the Annual Meeting?

Only holders of record of our Class A common stock and Class B common stock, or our common stock, at the close of business on April 12, 2023, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting, and each share of Class B common stock is entitled to three votes on all matters to be voted upon at the Annual Meeting. On the Record Date, 33,017,793 shares of Class A common stock were issued and outstanding (constituting 33,017,793 votes), and 4,515,316 shares of Class B common stock were issued and outstanding (constituting 13,545,948 votes). Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented “in person.”

The presence, in person or by proxy, of the holders of a majority of the voting power of outstanding shares of Class A common stock and Class B common stock on the Record Date (constituting 23,281,871 votes) will constitute a quorum for the transaction of business at the Annual Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

You are a stockholder of record if your shares of our common stock are registered directly in your own name with our transfer agent, American Stock Transfer & Trust Company, LLC, or AST. You are a beneficial owner of shares of our common stock if a brokerage firm, bank or other agent, called a “nominee,” holds your stock. This is often called ownership in “street name” because your name does not appear in the records of AST. If you are a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. If you hold any shares in street name, you have the right to direct your nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you hold any shares of common stock in street name, you should receive a voting instruction form from your nominee.

3. How do you vote your shares?

If you are a stockholder of record, there are four ways to vote:

•

Virtually During the Meeting. You may vote online during the virtual meeting by following the instructions provided to you by email on the morning of the Annual Meeting. To be admitted to the Annual Meeting and vote your shares, you must register online by providing the control number located on your Notice of Internet Availability or proxy card at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•

Via the Internet. You may vote by proxy via the Internet at www.proxypush.com/RETA by following the instructions provided on the Notice of Internet Availability or proxy card. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-250-6195. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•	By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.

If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:

•

Virtually During the Meeting. You should follow the instructions provided by your nominee in order to vote during the virtual meeting. To be admitted to the Annual Meeting and vote your shares, you must obtain a legal proxy from your nominee giving you the legal right to vote the shares. You must also register and provide the control number located on your Notice of Internet Availability or the voting instruction form at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•	Via the Internet. You may provide voting instructions via the Internet by following the instructions provided on the Notice of Internet Availability or your voting instruction form.

•	By Telephone. If it is allowed by your nominee, you may provide voting instructions via the telephone by calling the toll-free number found on your voting instruction form.
•	By Mail. You may provide voting instructions by filling out the voting instruction form and returning it in the postage-prepaid envelope provided.

4. What if you receive more than one proxy card or voting instruction form?

This means that you may have more than one account at AST, with a nominee or both. Please vote all proxy cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.

5. How may you revoke your proxy or voting instructions?

If you are a stockholder of record, you may revoke or amend your proxy at any time before it is voted at the Annual Meeting by writing to us, Attention: Secretary, directly “revoking” your earlier proxy, submitting a new proxy with a later date by mail, by telephone or via the Internet or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. Your last dated proxy timely received prior to the Annual Meeting, or vote cast at the Annual Meeting, will be counted. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

6. What is discretionary authority?

If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the Annual Meeting in the manner recommended by the Board. If other matters not included in this proxy statement properly come before the Annual Meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you in their discretion. At this time, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement. If you are a beneficial owner of shares held in street name, please see the discussion below regarding broker non-votes and the rules related to voting by nominees.

7. What are abstentions, “withhold” votes and “broker non-votes”?

If you are a stockholder of record and you vote “abstain” on the resolution to approve the compensation of our named executive officers or the ratification of the appointment of the independent registered public accounting firm, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote. Abstentions have the same effect as a vote “against” the resolution to approve the compensation of our named executive officers and the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you vote “withhold” in the election of a director, your shares will be counted as present in person or by proxy and entitled to vote, but will have no effect on the outcome, because the director nominees who receive the highest number of “for” votes are elected. In all cases, if you are a stockholder of record, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director, and your vote will have the same effect as described above.

If you are a beneficial owner holding shares through a nominee and you fail to instruct the nominee how your shares should be voted on a particular matter, then your broker nominee may submit a vote on your behalf on “routine” matters. A broker nominee generally may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote and have no effect on the outcome of any vote. At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent registered public accounting firm, which is the only “routine” proposal at the Annual Meeting, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the election of directors proposal or the resolution to approve the compensation of our named officers, it will submit a broker non-vote. The broker nominee, however, will be able to vote on the ratification of the appointment of our independent registered public accounting firm even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.

8. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the voting power of the outstanding shares of the Company that are present in person or represented by proxy and entitled to vote on the election of directors, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

Proposal No. 2 — Advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval of the compensation of our named executive officers. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our compensation programs, will consider the outcome of the vote, including whether the votes cast “for” this proposal represent the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, when designing our compensation programs and making future compensation decisions for our named executive officers. We will consider this advisory proposal approved if it receives the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — Ratification of appointment of independent registered public accounting firm. This proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome. As discussed above, we do not expect any broker non-votes with respect to this proposal.

9. How does the Board recommend you vote on the proposals?

•	“FOR” the election of each director nominee.
•	“FOR” a resolution to approve the compensation of our named executive officers.
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

10. What do you need to do to attend the Annual Meeting?

The 2023 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location, unless we later announce an in-person only meeting via press release as described in the Question 12 below. The meeting will only be conducted via live webcast. This virtual-meeting format uses technology designed to increase stockholder access and provide stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/RETA. As part of the registration process, you must enter the control number located in your Notice of Internet Availability, proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to vote and to submit questions during the Annual Meeting. Please be sure to follow the instructions found on your Notice of Internet Availability, proxy card or voting instruction form and subsequent instructions that will be delivered to you via email. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 7, 2023, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Please allow ample time for online registration and login procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

11. Will you be able to ask questions and participate in the Annual Meeting?

We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.

We have reserved 20 minutes for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Although the live webcast is available only to stockholders as of the record date at the time of the Annual Meeting, the webcast of the Annual Meeting will be archived for the public for one year after the date of the Annual Meeting at www.reatapharma.com.

12. Could we decide to hold an in-person Annual Meeting?

We intend to hold the Annual Meeting virtually. However, in the event we determine to hold the Annual Meeting in person, we may hold the meeting in person at our offices located at 5320 Legacy Drive, Plano, Texas 75024. The Company would publicly announce a determination to hold an in-person only Annual Meeting in a press release available under “Investors > News” on our website at www.reatapharma.com as soon as practicable before the meeting.

13. You share an address with another stockholder. Why did you receive only one copy of the proxy materials, and how may you obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary.

14. How will the results of voting be announced?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days after the Annual Meeting.

15. Who pays the costs of solicitation?

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. We have engaged D. F. King & Co., Inc. to assist us in soliciting proxies for a fee of approximately $26,500. Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay these individuals additional compensation for any of these services.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Background

The amended and restated certificate of incorporation of the Company provides that the Board is to be divided into three classes as nearly equal in number as reasonably possible, with directors in each class generally serving three-year terms. The total Board size is fixed at eight directors. Currently, the Class II directors (whose terms expire at the Annual Meeting) are Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Christy J. Oliger. The Class III directors (whose terms expire at the 2024 annual meeting) are William D. McClellan, Jr. and William E. Rose. The Class I directors (whose terms expire at the 2025 annual meeting) are J. Warren Huff, Shamim Ruff and Steven W. Ryder, M.D. The Class II directors elected at the Annual Meeting will hold office until the 2026 annual meeting of stockholders and until their successors are elected and qualified, unless they resign, or their seats become vacant due to removal or death.

As described below, the Board has nominated Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Christy J. Oliger for election as Class II directors at the Annual Meeting. All three nominees have indicated their willingness to serve if elected.

Nomination of Directors

The nominating and corporate governance committee of our Board reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the nominating and corporate governance committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the nominating and corporate governance committee considers each potential nominee’s personal and professional ethics, integrity and values, and commitment to the representation of the long-term interests of the stockholders. The Board membership criteria are set forth in our corporate governance guidelines, a copy of which is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. After reviewing the qualifications of potential Board candidates, the nominating and corporate governance committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the nominating and corporate governance committee, the Board nominated Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Christy J. Oliger for election as Class II directors. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.

The nominating and corporate governance committee considers stockholder nominees using the same criteria set forth above. Stockholders who wish to present a potential nominee to the nominating and corporate governance committee for consideration for election at a future annual meeting of stockholders must provide the nominating and corporate governance committee with notice of the recommendation and certain information regarding the candidate as described in our third amended and restated bylaws and within the time periods set forth under the caption “Stockholder Proposals and Director Nominations.”

Pursuant to our corporate governance guidelines, we endeavor to have a Board representing diverse experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company’s activities. The nominating and corporate governance committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender, race or ethnicity, age and other individual qualifications and attributes. As set forth in our corporate governance guidelines, we are committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin. Any search firm retained to assist the nominating and corporate governance committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

The following matrix sets forth diversity statistics regarding the members of our Board.

Board Diversity Matrix (As of April 28, 2023)
Total Number of Directors		8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender and Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaska Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Nominees and Incumbent Directors

The nominating and corporate governance committee has recommended, and the Board has nominated, Dr. Edwards, Mr. McGaughy and Ms. Oliger to be elected as Class II directors at the Annual Meeting. The following table sets forth the following information for Dr. Edwards, Mr. McGaughy and Ms. Oliger and the Company’s continuing directors: their respective ages as of the Record Date, the positions currently held with the Company, the year each was first elected or appointed a director of the Company, the year their current term will expire and their current class.

Nominee/Director Name	Age	Position	Director Since	Year Current Term Expires	Current Director Class
Nominees for Class II Directors:
Martin W. Edwards, M.D.	67	Director	2020	2023	II
R. Kent McGaughy, Jr.	51	Director	2004	2023	II
Christy J. Oliger	53	Director	2021	2023	II
Continuing Directors:
William D. McClellan, Jr.	63	Director	2017	2024	III
William E. Rose	55	Director	2016	2024	III
J. Warren Huff	69	Chief Executive Officer and Chairman of the Board	2002	2025	I
Shamim Ruff	63	Director	2021	2025	I
Steven W. Ryder, M.D. (1)	72	Director	2022	2025	I

(1)	Appointed by the Board on July 11, 2022.

Class II Directors Nominated for Election

The following three people have been nominated by the Board to be elected as Class II directors at the 2023 Annual Meeting.

Martin W. Edwards, M.D. has served as a member of the Board since August 2020. Since 2003, until his retirement in September 2020, Dr. Edwards held various positions at Novo Holdings A/S, a life sciences investment firm, and most recently as a part-time Senior Partner. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk A/S, where he led all aspects of pre-clinical and clinical drug development. Dr. Edwards currently serves as a member of the board of directors of public biotech companies Kalvista Pharmaceuticals, Inc., Verona Pharma plc, Inozyme Pharma, Inc. and Morphic Holding, Inc., as well as a private biotech company. Dr. Edwards previously served as a member of the board of directors of CoLucid Pharmaceuticals, Inc., a publicly traded company. Dr. Edwards qualified in physiology and medicine at the University of Manchester. Dr. Edwards was elected a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners and a Fellow of the Faculty of Pharmaceutical Medicine, and holds an M.B.A. from the University of Warwick. Our Board believes that Dr. Edwards is qualified to serve on our Board due to his extensive experience and knowledge in the biotechnology sector.

R. Kent McGaughy, Jr. has served as a member of the Board since December 2004.  Mr. McGaughy has been a partner in CPMG, Inc. since 2005.  Prior to joining CPMG’s predecessor, Cardinal Investment Company, Inc., in 1997, he worked at Simmons & Company International.  He currently serves on the boards of Apollo Endosurgery, Inc. and InstilBio, Inc., both publicly traded companies, as well as several private companies.  Mr. McGaughy received his B.A. from The University of Texas (summa cum laude and member of Phi Beta Kappa) and his M.B.A. from Harvard Business School.  Our Board believes that Mr. McGaughy is qualified to serve on our Board due to his extensive experience investing and extensive service on the boards of directors of other companies.

Christy J. Oliger has served as a member of the Board since April 2021. Ms. Oliger brings nearly 30 years of experience in the biopharmaceutical industry, serving in various commercial roles at Genentech, Inc. and Roche Holding AG from January 2000 until her retirement in July 2020, and at Schering-Plough Corporation from September 1992 until December 1999. Most recently, Ms. Oliger served as Senior Vice President, Oncology

Business Unit Head, at Genentech, Inc. During her tenure at Genentech, Inc., Ms. Oliger held senior leadership roles across a variety of therapeutic areas, including oncology, neurology, rare diseases, respiratory, dermatology and immunology in hospital and specialty settings. She currently serves as a member of the board of directors of Karyopharm Therapeutics Inc., Lava Therapeutics N.V. and Replimune Group Inc., each of which is a publicly traded pharmaceutical company. Ms. Oliger previously served as a member of the board of directors of Sierra Oncology, Inc., previously a publicly traded company. Ms. Oliger received a B.A. in Economics from the University of California at Santa Barbara. Our Board believes that Ms. Oliger is qualified to serve on our Board due to her extensive experience in commercial and portfolio management roles at biopharmaceutical companies.

Class III Directors Continuing in Office until 2024

William D. McClellan, Jr. has served as a member of the Board since March 2017. Mr. McClellan has served as the Chief Financial Officer of Aerin Medical Inc. since January 2018. Mr. McClellan is a financial management consultant to healthcare and life sciences companies, serving as the managing member of Goodwater Consulting, LLC since March 2017. From June 2004 until June 2016, Mr. McClellan was the Chief Financial Officer and Executive Vice President, Finance at On-X Life Technologies Holdings, Inc. Prior to June 2004, Mr. McClellan held financial and accounting positions at various healthcare and other companies and was a certified public accountant (CPA) serving as an auditor with PricewaterhouseCoopers for nine years. He previously served as a member of the board of directors of Apollo Endosurgery, Inc., a publicly traded company prior to its acquisition. Our Board believes that Mr. McClellan is qualified to serve on our Board due to his extensive experience in finance and accounting roles in the healthcare and life sciences industry and in serving as a CPA at a large public accounting firm.

William E. Rose has served as a member of the Board since February 2016. Mr. Rose is the President of Montrose Capital, Inc. Prior to Montrose, Mr. Rose was associated with HBK Capital Management from 1991 until 2012, serving in various capacities, including Co-Chief Investment Officer. He currently serves as a member of the Investment Committee for the Dallas Museum of Art. Mr. Rose received a B.A. in Political Science from Duke University in 1989. Our Board believes that Mr. Rose is qualified to serve on our Board due to his extensive experience investing, his experience with venture capital investments and his board service for other enterprises.

Class I Directors Continuing in Office until 2025

J. Warren Huff is the Chairman and Chief Executive Officer of Reata. He has served as our sole Chief Executive Officer and as Chairman of the Board since our founding in 2002, and as our President until February 2022. Prior to founding Reata, Mr. Huff served as Chief Executive Officer in a number of biotechnology and information technology start-up enterprises. Mr. Huff started his career as an attorney with Johnson & Gibbs, P.C., where he was a partner and Chairman of the Corporate Securities Practice. Mr. Huff received a B.B.A. magna cum laude from the University of Texas at Austin and a J.D. from Southern Methodist University. Our Board believes that Mr. Huff is qualified to serve on our Board due to his extensive experience investing and working in the pharmaceuticals industry.

Shamim Ruff has served as a member of the Board since April 2021. Ms. Ruff brings over 30 years of experience in the biopharmaceutical industry, serving in various regulatory roles. Ms. Ruff has served as Chief Regulatory Affairs Officer and Senior Vice President, Head of Quality Assurance, at Stoke Therapeutics, Inc. since December 2018. From January 2013 to May 2018, Ms. Ruff served in various roles at Sarepta Therapeutics, Inc., including as Chief Regulatory Officer and Senior Vice President, Quality, from December 2015 to May 2018. Prior to her time at Sarepta Therapeutics, Inc., Ms. Ruff served in increasingly senior regulatory roles at Sanofi, Amgen Inc., Abbott Laboratories and AstraZeneca PLC. Ms. Ruff holds a bachelor’s degree in Chemistry and Biology from the University of Leicester, UK, and a master’s degree in Analytical Chemistry from the University of Loughborough, UK. Additionally, she is a Chartered Chemist and Member of the Royal Society of Chemistry. Our Board believes Ms. Ruff is qualified to serve on our Board due to her extensive regulatory experience at biopharmaceutical companies.

Steven W. Ryder, M.D. has served as a member of the Board since July 2022. Dr. Ryder brings over 35 years of experience in the biopharmaceutical industry, serving in various development roles globally. Dr. Ryder has served as the Chief Medical Officer of Rallybio Corporation since January 2019. Previously, Dr. Ryder served as Chief Development Officer at Alexion Pharmaceuticals, Inc. from July 2013 to December 2018. From April 2008 to April 2013, Dr. Ryder served as President of Astellas Pharma Global Development, Inc. Prior to joining Astellas, Dr. Ryder worked at Pfizer Inc. for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. He is the past-President of the American Society of Clinical Pharmacology and Therapeutics, has held leadership positions in the Health Section Governing Board, Regulatory Executive Committee, and Board of BIO, and the Science and Regulatory section of the Pharmaceutical Research and Manufacturers of America (“PhRMA”), is a member of the Clinical Pharmacology Advisory Board of the PhRMA Foundation, and is an active member of several editorial boards. Dr. Ryder has served as the industry representative on the U.S. Food and Drug Administration’s Metabolic/Endocrine Drugs Advisory Committee.  Dr. Ryder earned an M.D. from the Icahn School of Medicine at Mount Sinai. Our Board believes Dr. Ryder is qualified to serve on our Board due to his extensive drug development experience at biopharmaceutical companies.

Vote Required

The nominees who receive the greatest number of affirmative votes will be elected as Class II directors. Abstentions and broker non-votes will not affect the election of directors.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the election of the nominees named in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE THREE DIRECTOR NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2 – ADVISORY (NON-BINDING) vote on a RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Our Board is committed to excellence in governance. As part of this commitment, and as required by Rule 14a-21 of the Securities Exchange Act of 1934, or the Exchange Act, our Board is providing our stockholders with an opportunity to cast an advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers. This proposal gives our stockholders the opportunity to express their views on the Company’s executive compensation and is commonly referred to as a “say-on-pay” proposal.

As described below under “Executive Compensation – Compensation Discussion and Analysis,” we have developed a compensation program that is designed to attract, retain and motivate key executives responsible for our success, to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of our executive officers’ compensation to increases in stockholder value. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Executive Compensation – Compensation Discussion and Analysis” section below, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. For the reasons discussed above, our Board unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and any related material disclosed in the proxy statement.”

As this vote is advisory, it will not be binding on our Board or our compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of the vote. However, our compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions. In accordance with the vote of the Company’s stockholders in 2020 regarding the frequency of future “say-on-pay” votes, the Board intends to hold this vote annually, and the next advisory vote on the frequency of future advisory votes to approve named executive officer compensation will occur in 2026.

Vote Required

Approval of the resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the resolution to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further recommended to the Board that we submit the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the appointment of our independent registered public accounting firm for stockholder approval, but we are submitting the appointment of Ernst & Young LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider its appointment of Ernst & Young LLP. Even if the appointment is ratified, our audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in the best interests of the Company.

The audit committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, except to the extent the chairman of the audit committee exercises his delegated authority to pre-approve audit and non-audit services. The audit committee approved all services rendered by Ernst & Young LLP in the fiscal year ended December 31, 2022, in accordance with these policies.

In its review of non-audit services, the audit committee considers, among other things, the possible impact of the performance of such services on the independent registered public accounting firm’s independence. The audit committee has determined that the non-audit services performed by Ernst & Young LLP in the fiscal year ended December 31, 2022, were compatible with maintaining the independent registered public accounting firm’s independence. Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”

Ernst & Young LLP has audited our financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees billed to the Company for the audit and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit fees(1)	$784,965	$695,822
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees(3)	1,546	1,531
Total	$786,511	$697,353

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal controls, the review of our interim consolidated financial statements and assistance with registration statements filed with the SEC, including the issuance of comfort letters and consents.

(2)	Tax fees principally include fees for tax consulting and compliance.
(3)	All other fees consist of fees for access to Ernst & Young LLP’s online research database.

Vote Required

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Director Independence

Our Board currently consists of eight members. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board as a listed company. Our Board has determined that Messrs. Edwards, McClellan, McGaughy, Rose and Ryder and Mses. Oliger and Ruff qualify as “independent” directors in accordance with Nasdaq listing requirements and rules. Mr. Huff is not considered independent because he is an employee of Reata. Under Nasdaq rules, the Board’s determination of a director’s independence considers objective tests, such as whether the director is, or has been within the last three years, an employee of the Company and whether the director or any of his or her family members has engaged in certain types of business dealings with the Company. Additionally, under Nasdaq rules, a director will qualify as an “independent director” only if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. Our Board has determined that each of Messrs. McClellan and Rose and Mses. Oliger and Ruff, who comprise our audit committee, Messrs. Edwards, McClellan, McGaughy and Rose, who comprise our compensation committee, and Messrs. Edwards, Rose and Ryder and Mses. Oliger and Ruff, who comprise our nominating and corporate governance committee, satisfies the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Jack B. Nielsen served as a director and as a member of our compensation committee and nominating and corporate governance committee until his resignation from our Board and all of the committees thereof in June 2022. The Board determined that Mr. Nielsen was independent in accordance with the standards set forth above during the time he served on the Board and the committees thereof. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving a non-employee director described in “Certain Relationships and Related-Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) or persons performing similar functions and agents and representatives, including directors and consultants. The full text of our Code of Ethics and Business Conduct is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. Our policy prohibits retaliation against employees who report suspected misconduct in good faith.  The audit committee of our Board is responsible for overseeing the Code of Ethics and Business Conduct, and the Board must approve any waivers of the Code of Ethics and Business Conduct for any executive officer or director. We intend to disclose, on our website, future amendments to certain provisions of our Code of Ethics and Business Conduct or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, Nasdaq, our amended and restated certificate of incorporation and our third amended and restated bylaws. Our corporate governance guidelines are available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Hedging and Pledging Policies

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company, and their spouses and all other members of their household, are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging (generally purchasing any financial instrument or engaging in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities) and writing puts or calls, but does not include exchange funds. In addition, pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company, and their spouses and all other members of their household, are prohibited from entering into a pledge of Company securities as collateral for a loan or holding Company securities in a margin account without advance approval.

Stockholder Communications

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations & Corporate Communications Department, at (855) 557-3282 or contact us at “Contact Us” on our website at www.reatapharma.com. Also, any stockholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions by contacting us at “Investors > ESG > Governance > Contact the Board” on our website at www.reatapharma.com. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2022, our Board met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year (or, in the case of Dr. Ryder, at least 75% of the meetings that were held during the period for which he was a director in 2022).  The Board encourages all directors to attend the annual meeting of stockholders, if practicable. All of our directors attended the Company’s 2022 annual meeting of stockholders. The Board has a standing audit committee, compensation committee, nominating and corporate governance committee, regulatory development committee and commercial and medical affairs committee. All members of each of the committees are non-employee directors whom the Board has determined are independent under the applicable independence standards.

Board Leadership Structure

Our third amended and restated bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination that using one or the other structure would be in the best interests of our Company. Mr. Huff currently serves as the Chairman of the Board, and Mr. McGaughy currently serves as the lead independent director of the Board. In addition, in his role as lead independent director, Mr. McGaughy presides over the independent director sessions of the Board in which Mr. Huff, as our Chief Executive Officer, does not participate, and Mr. McGaughy serves as a liaison to management on behalf of the non-employee members of the Board. Mr. Nielsen served as the lead independent director until his retirement from the Board in June 2022.

Our Board has concluded that our current leadership structure is appropriate at this time. The Board believes at present the combined role of Chairman of the Board and Chief Executive Officer promotes united leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, Mr. Huff is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to review and oversee business strategies developed by management.

Our lead independent director provides, in conjunction with the Chairman of the Board, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;
•	presides at all executive sessions of the independent directors and has the authority to call such executive sessions;
•	in consultation with the Chairman of the Board, approves the agenda for each meeting of the Board, taking into account suggestions of other directors;
•

serves as liaison between the Chairman of the Board and the independent directors, although all of the independent directors have complete and open access to the Chairman of the Board and all members of management;

•	serves as the Board’s contact for direct employee and stockholder communications with the Board; and
•	works with members of management to help ensure that management is reviewing with the Board the key risks to the Company and the actions being taken by management to minimize these risks.

In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.

The Board’s independent directors regularly meet in executive session without the presence of any members of management. The lead independent director presides at these meetings and provides the Board’s guidance and feedback to the Chairman of the Board and the Company’s management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate. The Board believes that, at the present time, the current arrangement of having strong leadership of the Company’s Chairman of the Board and Chief Executive Officer, the effective counterbalancing role of the lead independent director and a Board composed of strong and independent directors best serves the interest of the Company and its stockholders.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Chief Operating Officer leads the effort to periodically assess the risks faced by each department of the Company and prepare a report to the Board with respect to those risks and any plans for mitigating steps.  The Board periodically reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

Board Committees

Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee, a regulatory development committee and a commercial and medical affairs committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee currently consists of William D. McClellan, Jr., Christy J. Oliger, William E. Rose and Shamim Ruff. Our Board has determined that Messrs. McClellan and Rose and Mses. Oliger and Ruff are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.

The chair of our audit committee is Mr. McClellan. Our Board has determined that Mr. McClellan is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The functions of the audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to that firm;
•

approving all audit and non-audit services to be performed by the independent registered public accounting firm; provided, however, the audit committee has delegated to the chair of the audit committee the authority to pre-approve any one or more individual audit or permitted non-audit services for which the estimated fees do not exceed $200,000, as well as adjustments to any pre-approved fee thresholds up to $100,000 for any individual services;
•	assessing the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	reviewing the adequacy of our internal controls over financial reporting;
•	overseeing the performance of the Company’s internal audit function and internal auditors;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	monitoring compliance with legal and regulatory requirements; and
•	monitoring risk assessment and risk mitigation strategies in connection with cyber security risks and healthcare law risks.

In performing its functions, our audit committee meets periodically, both in open session and privately, with representatives from our independent registered public accounting firm and our internal audit firm and our Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer.

A current copy of the audit committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The audit committee met eight times in the year ended December 31, 2022.

Compensation Committee

Our compensation committee consists of Martin W. Edwards, M.D., William D. McClellan, Jr., R. Kent McGaughy, Jr. and William E. Rose. Our Board has determined that Messrs. Edwards, McClellan, McGaughy and Rose are independent, and that, during his service on the compensation committee, Mr. Nielsen was independent, under Nasdaq listing standards. The chair of our compensation committee is Mr. McGaughy.

The functions of the compensation committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our Chief Executive Officer;
•	reviewing and recommending to our Board the compensation of our non-employee directors;
•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our other executive officers;
•	administering our equity-based incentive plans;
•	selecting independent compensation consultants, approving fees payable to them and assessing the independence of compensation consultants; and
•	assessing whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the compensation committee may, at the discretion of the compensation committee, include other directors, members of the Company’s management, independent consultants or advisors or such other persons as the compensation committee or its chairperson may determine. The compensation committee may also exclude from its meetings any person it deems appropriate, other than members of the compensation committee. The compensation committee charter provides that the compensation committee will review and approve, or recommend that our Board approve, the compensation of our Chief Executive Officer and all other executive officers of the Company and that the compensation committee will review and recommend to our Board the compensation of our non-employee directors. This authority cannot be delegated. Mr. Huff, our Chief Executive Officer, recommends to the compensation committee the amount and form of each component of each executive’s compensation, including his own compensation, but does not make any recommendation with respect to director compensation. A subcommittee of the compensation committee approves equity awards to our officers who are subject to Section 16(b) of the Exchange Act.

The compensation committee delegates to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer the authority to set salaries for all of our employees who are not executive officers, including newly hired employees, grant annual cash bonuses to our employees other than our executive officers up to a specified bonus pool amount, grant stock options and restricted stock units annually to our employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount and restricted stock units pool amount, grant stock options and restricted stock units to newly-hired employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount and restricted stock unit pool amount, grant additional restricted stock units to newly-hired or existing employees who are not subject to Section 16(b) of the Exchange Act up to a specified pool amount, and pay cash sign-on bonuses to newly-hired employees or cash bonuses for retention of existing employees, in each case other than executive officers.

The compensation committee has the authority to retain professional advisors, including special legal counsel or compensation consultants, to advise the compensation committee, all on such terms as the compensation committee deems necessary and advisable. In 2016 through 2020, the compensation committee engaged Radford, a business of Aon Rewards Solutions, or Radford, as the compensation committee’s compensation consultant. In 2021 and 2022, the compensation committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as the compensation committee’s compensation consultant. Each year, the compensation committee has instructed the applicable compensation consultant to develop a peer group of companies in order to assess the competitiveness of our executive salary, bonus and equity compensation programs and our non-employee director compensation program, to present such data to our compensation committee and to make recommendations to the compensation committee regarding executive officer and non-employee director compensation. The compensation consultant reports exclusively to the compensation committee and does not provide any services to us other than services to the compensation committee. In selecting Radford and FW Cook as its independent compensation consultant, the compensation committee assessed the independence of Radford and FW Cook pursuant to SEC and Nasdaq rules. The compensation committee has concluded that Radford and FW Cook are independent, and that we do not have any conflicts of interest with Radford or FW Cook.

A current copy of the compensation committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The compensation committee met seven times in the year ended December 31, 2022.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Martin W. Edwards, M.D., Christy J. Oliger, William E. Rose, Shamim Ruff and Steven W. Ryder, M.D. Our Board has determined that Messrs. Edwards, Rose and Ryder and Mses. Oliger and Ruff are independent, and that, during his service on the nominating and corporate governance committee, Mr. Nielsen was independent, under the current rules and regulations of the SEC and Nasdaq. The chair of our nominating and corporate governance committee is Mr. Rose.

The functions of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, and recommending that our Board approve, nominees for election to our Board and its committees;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees and Board refreshment;

•	reviewing developments in corporate governance practices and evolving stockholder and other stakeholder demands;
•	reviewing Chief Executive Officer succession plans;
•	reviewing and approving or disapproving of related party transactions; and
•	overseeing an annual evaluation of the Board’s and each committee’s performance.

A current copy of the nominating and corporate governance committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The nominating and corporate governance committee met five times in the year ended December 31, 2022.

Regulatory Development Committee

Our regulatory development committee consists of Martin W. Edwards, M.D., R. Kent McGaughy, Jr., Shamim Ruff and Steven W. Ryder, M.D. The chair of the regulatory development committee is Ms. Ruff. The functions of the regulatory development committee include:

•	providing advice to our management regarding short-term and long-term strategic regulatory and clinical development issues;
•

monitoring risk assessment and risk mitigation strategies in connection with the drug review and approval process, identifying areas of risk that may need heightened attention and recommending to our management additional risk mitigation strategies for consideration;

•	maintaining general industry awareness regarding regulatory developments and changes in regulatory practices and/or standards and requirements, and discussing these matters with our management;
•	briefing our Board on such matters as deemed appropriate by the committee members; and
•	responding, promptly if necessary, either as a committee or on an individual committee member basis, to requests from our management on ad hoc regulatory matters.

A current copy of the regulatory development committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The regulatory development committee met four times in the year ended December 31, 2022.

Commercial and Medical Affairs Committee

Our commercial and medical affairs committee consists of William D. McClellan, Jr., R. Kent McGaughy, Jr. and Christy Oliger. The chair of the commercial and medical affairs committee is Ms. Oliger. The functions of the commercial and medical affairs committee include:

•	providing advice to our management regarding short-term and long-term strategic commercial and medical affairs planning issues;
•

monitoring risk assessment and risk mitigation strategies in connection with the drug commercialization and medical affairs process, identifying areas of risk that may need heightened attention and recommending to our management additional risk mitigation strategies for consideration;

•

maintaining general industry awareness regarding U.S. product launch planning and changes in commercialization and medical affairs practices and/or standards and requirements, and discussing these matters with our management;

•	briefing our Board on such matters as deemed appropriate by the committee members; and

•	responding, promptly if necessary, either as a committee or on an individual committee member basis, to requests from our management on ad hoc commercialization and medical affairs matters.

A current copy of the commercial and medical affairs committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The commercial and medical affairs committee met three times in the year ended December 31, 2022.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related-Party Transactions”.

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. Huff) is set forth following the table. Biographical information for Mr. Huff is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
J. Warren Huff	69	Chief Executive Officer and Chairman of the Board
Manmeet S. Soni	45	Chief Operating Officer, Chief Financial Officer and President
Dawn C. Bir	52	Chief Commercial Officer and Executive Vice President
Samina Khan, M.D.	58	Chief Medical Officer and Senior Vice President
Andrea L. Loewen	56	Senior Vice President, Global Regulatory Affairs
Colin J. Meyer, M.D.	44	Chief Innovation Officer and Executive Vice President
Michael D. Wortley	75	Chief Legal Officer and Executive Vice President

Manmeet S. Soni is Reata’s President, Chief Operating Officer and Chief Financial Officer and oversees manufacturing, quality assurance, global alliances, program management, business development, corporate strategy, finance, accounting, treasury, tax, corporate communications, investor relations and information technology.  He joined Reata in August 2019 as Chief Financial Officer, Executive Vice President, and assumed the additional role of Chief Operating Officer in June 2020. In February 2022, Mr. Soni was promoted to President. Prior to joining Reata, Mr. Soni served as Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals, Inc. from May 2017 until August 2019.  From March 2016 to February 2017, Mr. Soni served as the Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a publicly held biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited.  Mr. Soni continued as an employee of ARIAD through May 2017.  Previously, Mr. Soni served as Chief Financial Officer and Treasurer of Pharmacyclics, Inc., a publicly held biopharmaceutical company, until its acquisition by AbbVie in 2015.  Prior to joining Pharmacyclics, Mr. Soni worked at ZELTIQ Aesthetics Inc., a publicly held medical technology company, as corporate controller.  Prior to ZELTIQ, Mr. Soni worked at PricewaterhouseCoopers in their Life Science and Venture Capital Group.  Mr. Soni currently serves as a member of the board of directors of Pulse Biosciences, Inc. and Summit Therapeutics Inc., and previously served as a member of the board of directors of Arena Pharmaceuticals, Inc., each of which is a publicly traded company.  Mr. Soni graduated from Hansraj College at Delhi University in India.  He is a CPA and Chartered Accountant from the Institute of Chartered Accountants of India.

Dawn C. Bir joined Reata as Chief Commercial Officer in September 2016 to develop and oversee marketing, market access, sales, training and commercial operations. Prior to joining Reata, Ms. Bir most recently served as Vice President of Sales with Pharmacyclics, LLC. From February 2013 to September 2016, she built and led their first hematology national sales organization of sales representatives, division managers and regional sales directors responsible for the launch of IMBRUVICA® in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President Sales & Marketing with McKesson US Pharmaceutical, SKY Pharmaceuticals and RxPak. Prior thereto, she held positions of increasing responsibility within McKesson Corporation, Genentech, Inc. and Bristol-Myers Squibb Company. She currently serves as a member of the board of directors of Geron Corporation, a publicly traded clinical-stage pharmaceutical company. Ms. Bir holds a B.S. in Biology from Binghamton University.

Samina Khan, M.D. joined Reata as Chief Medical Officer in July 2020.  Prior to joining Reata, she served as Clinical Development Team Lead at Mitsubishi Tanabe Pharma America, Inc. from May 2017 to July 2020.  From March 2015 to April 2017, Dr. Khan served as Vice President, Clinical Development at Quark Pharmaceuticals, Inc. In her roles at Mitsubishi Tanabe and Quark, Dr. Khan was responsible for clinical science and clinical development. She led large cross functional teams for multiple molecules in her previous positions at Mitsubishi Tanabe and Quark.  Prior to March 2015, Dr. Khan served in leadership positions at Abbott Laboratories and AbbVie Inc.  Dr. Khan attended Fatima Jinnah Medical University. She completed her residency and fellowship at Tufts Medical Center program and served as an Assistant Professor of Medicine at Tufts University School of

Medicine.  She also received post-graduate training in rheumatology and immunology.  Dr. Khan received an M.P.H. from Harvard Medical School of Public Health and an M.B.A. from Brandeis University.

Andrea L. Loewen joined Reata in February 2020 and serves as the Senior Vice President, Global Regulatory Affairs.  She has more than 30 years of regulatory experience in drug development and commercial life cycle management primarily working in neurology, oncology, metabolic, renal and rare diseases.  Prior to joining Reata, Ms. Loewen served as Vice President, Global Regulatory Affairs and Quality at Retrophin (now Travere Therapeutics) from 2017 to 2020.  In this role she helped to develop multiple late-stage rare disease programs, including negotiating several phase 3 studies with global health authorities in renal and neurology indications, and managed global life cycle management and label expansion for several marketed drugs.  Prior to this, Ms. Loewen served as Vice President, Regulatory Affairs and Quality at Vital Therapies from 2013 to 2017.  Ms. Loewen started her career at Baxter Healthcare and has held increasingly senior management roles in regulatory affairs, including a 10-year tenure at Biogen and serving as Head of Global Regulatory Affairs at Shire Pharmaceuticals.  Ms. Loewen earned a bachelor’s degree in Biology from Gustavus Adolphus College and a master’s degree from Pepperdine University.

Colin J. Meyer, M.D. joined Reata as one of our first employees in 2003, served as Chief Medical Officer until July 2020 and was appointed Chief Research and Development Officer in July 2020.  Beginning in February 2022, his title was changed to Chief Innovation Officer to reflect his focus on providing strategic input on our portfolio of potential products, including indication expansion of our clinical programs, early-stage development and identifying new technology platforms, as well as supporting our regulatory submissions. Dr. Meyer received a B.S. in chemistry with specialization in biochemistry and a B.A. in biology from the University of Virginia.  He received an M.D. from the University of Texas Southwestern Medical School and an M.B.A. from Southern Methodist University Cox School of Business.

Michael D. Wortley joined Reata as Chief Legal Officer in April 2015. Prior to joining Reata, Mr. Wortley was an attorney at Vinson & Elkins L.L.P. from 1995 to March 2015, serving in various capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office, and, prior to 1995, at Johnson & Wortley, P.C., serving as Chairman of the Board and President. Mr. Wortley earned a B.A. in Political Science from Southern Methodist University, a master’s degree in Regional Planning from the University of North Carolina at Chapel Hill and a J.D. from Southern Methodist University School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis describes the material elements of compensation earned in 2022 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers with respect to the year that ended on December 31, 2022 are:

•	J. Warren Huff, Chief Executive Officer and Chairman of the Board; Mr. Huff also served as President until February 2022, at which time Mr. Soni was promoted to this position;
•	Manmeet S. Soni, Chief Financial Officer and Executive Vice President since August 2019 prior to becoming President in February 2022 and also Chief Operating Officer since June 2020;
•	Dawn C. Bir, Chief Commercial Officer and Executive Vice President;
•

Colin J. Meyer, M.D., Chief Medical Officer and Executive Vice President, Product Development until July 2020, Chief Research and Development Officer and Executive Vice President from July 2020 until February 2022 and Chief Innovation Officer and Executive Vice President from February 2022; and

•	Michael D. Wortley, Chief Legal Officer and Executive Vice President.

These persons constitute our principal executive officer, our principal financial officer and our three other most highly paid executive officers serving during 2022.

Company Performance

In 2022, we made significant progress in seeking marketing approval of our drug omaveloxolone for the treatment of a rare neurological disease, Friedreich’s ataxia, or FA, both in the United States and in Europe.

In the United States, we completed the submission of a new drug application, or NDA, with the United States Food and Drug Administration, or FDA, in March 2022 seeking marketing approval of omaveloxolone for the treatment of patients with FA. During the summer of 2022, we submitted additional materials to the FDA as further support of the safety and efficacy of omaveloxolone in patients with FA. Based on these submissions, the FDA granted marketing approval of omaveloxolone (SKYCLARYS) for the treatment of patients with FA on February 28, 2023.

In November 2022, we submitted a marketing authorization application, or MAA, to the European Medicines Agency, or EMA, seeking approval to market omaveloxolone in the European Union for the treatment of patients with FA. The MAA was validated by the EMA in December 2022 and the review process is underway.

In anticipation of an approval by the FDA of the omaveloxolone NDA, we made great strides in the second half of 2022 preparing for the commercial launch of omaveloxolone in the first half of 2023. These concentrated activities took place across all departments of the Company.

We substantially completed the protocol for a Phase 2 clinical trial of our drug RTA 901 (cemdomespib) in the treatment of patients with diabetic peripheral neuropathic pain. We expect to enroll the first patient in the trial in the third quarter of 2023.

The price of our common stock increased from $26.37 per share on December 31, 2021 to $37.99 per share on December 30, 2022, constituting a 31% increase in price.  Additionally, the closing price of our common stock on March 1, 2023, the day after SKYCLARYS was approved by the FDA, was $93.17, constituting a 145% increase in price from December 30, 2022.

As expected, in February 2022, we received a complete response letter, or CRL, from the FDA denying the approval of bardoxolone methyl, or bardoxolone, for the treatment of patients with chronic kidney disease, or CKD, caused by Alport syndrome. The CRL followed a no vote by the FDA’s Cardiovascular and Drug Advisory Committee in December 2021 on the question of whether bardoxolone is effective in slowing the progression of CKD caused by Alport syndrome. The FDA has stated that bardoxolone is not approvable without positive results from another clinical trial of bardoxolone in patients with CKD caused by Alport syndrome. We continue to assess next steps in our bardoxolone program.

Executive Compensation Highlights

Our compensation program underpins our strategy of delivering sustainable, long-term growth through continued innovation and other steps to enhance stockholder value. Although our compensation philosophy encourages our employees to operate for the long-term, major current events do impact our named executive officers’ compensation, and the decisions related to our named executive officers’ base salaries, bonus payouts and equity grants reflect the challenges we faced during 2021 and 2022 with bardoxolone and the success we have had with SKYCLARYS:

•	No changes were made to our Chief Executive Officer’s salary in 2022, which had remained flat since 2020.
•	Only one named executive received a salary increase in 2022, which followed 2021 when none of the named executive officers, including our Chief Executive Officer, received a salary increase.
•

The named executive officers received cash bonuses for 2022 at 112% of target bonuses based on the achievement of our bonus goals, including marketing approval of SKYCLARYS for the treatment of patients with FA.

•

The Chief Executive Officer did not receive an annual equity award in January 2022, as a result of the status of the bardoxolone program. In September 2022, a special performance-based equity award was granted in recognition of the progress we had made toward a potential marketing approval of omaveloxolone in the treatment of patients with FA. This award is 100% performance-based, with vesting based on commercial sales and set at a time when we were pre-commercial.

•	Annual equity awards granted to the other named executives in January 2022 were provided as a mix of stock options and restricted stock units, consistent with practices among our peers.

Stockholder Engagement

In evaluating our executive compensation program, the compensation committee considers a number of factors, as discussed in this Compensation and Analysis section, including feedback we receive from our stockholders about our executive compensation program. At our 2022 annual meeting, our say-on-pay proposal received support from 70.1% of the votes cast by our stockholders on the matter. While this vote was a non-binding advisory vote, our compensation committee believes that our stockholders, through this advisory vote, generally endorsed our compensation philosophy and principles.

We remain committed to engagement with our stockholders to ensure that we continue to understand stockholder feedback about our compensation program and other key matters of interest to them, and to enable us to take feedback into consideration for our compensation decisions.

Our stockholders have the opportunity annually to cast a non-binding advisory vote in connection with compensation for our named executive officers. Consistent with the recommendation of our Board and the preferences of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2020 annual meeting of stockholders, we intend to provide for annual non-binding advisory votes on the compensation of our named executives. The next non-binding advisory vote on the frequency of the non-binding advisory vote on the compensation of our named executive officers will occur at the 2026 annual meeting of stockholders.

Compensation Philosophy and Objectives

Our compensation programs have been designed to support a long-term commitment to science and innovation which is critical to achieving our mission. Equally important is our ability to engage all of our employees in our mission and to create an ownership culture that encourages our employees to operate for the long term. We believe that our compensation model has helped us establish a culture where employees focus on our mission and the drug development process. The emphasis on the long term is a core Company belief.

We award equity-based pay to all employees annually, and newly-hired employees receive an award on the commencement of employment, to ensure that, if we deliver products for our patients and value for our stockholders, all employees share in the potential upside growth. In 2022, we granted both stock options and restricted stock units to all employees. We use stock options because we view them as inherently performance-based and aligned with our stockholders’ interests as no in-the-money value is delivered unless the Company’s stock price increases. In addition, stock options reward our employees for increasing stockholder value over the entire 10-year option term, which we believe is consistent with the drug discovery/development cycle. We also believe that the performance-based nature of stock options is enhanced for companies like Reata whose stock price is directly impacted by the development of the drug pipeline. We started incorporating restricted stock units to reduce the number of awards granted under our Second Amended and Restated Long Term Incentive Plan, or LTIP, to enhance our ability to attract highly-qualified personnel in a competitive market and because we believe that restricted stock units are part of a balanced portfolio of equity awards.

Executive Officers

Our philosophy in setting compensation policies for executive officers has three fundamental objectives: (1) to attract, retain and motivate a highly-skilled team of executives, (2) to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and (3) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of an executive officer’s compensation to increases in stockholder value. The compensation committee believes that executive compensation should be directly linked to both continuous improvements in corporate performance and accomplishments that are expected to increase stockholder value. In furtherance of this goal, the compensation committee has adhered to the following guidelines as a foundation for decisions that affect the levels of executive compensation:

•

Provide a competitive total compensation package that enables us to attract, retain and motivate highly qualified executives with the skills and experience required for the achievement of business goals;

•	Align compensation elements with our annual goals and long-term business strategies and objectives;
•

Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate goals and objectives; and

•	Align executives’ incentives with the creation of stockholder value.

The compensation committee has historically compensated executive officers with three main compensation components: a base salary, an annual bonus opportunity and equity-based compensation. The compensation committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of stock options, restricted stock units or other equity awards aligns the objectives of management with those of our stockholders with respect to the long-term performance and success of the Company.

In setting compensation levels for our executive officers, the compensation committee does not formulaically benchmark against any one specific reference point. Instead, it considers a variety of factors, including:

•	individual performance of, and overall management of the function by, the executive, as well as our overall corporate performance, during the prior year;
•	level of responsibility, including breadth, scope and complexity of the position;
•	level of experience and expertise of the executive;
•	internal review of the executive’s compensation relative to other executives to ensure internal equity;
•	executive officer compensation levels at other similar companies to ensure competitiveness; and
•	recruiting and retention market dynamics.

Best Practices

In addition to our compensation elements, the following compensation program features are designed to align our named executive officers’ interests with stockholder interests and market best practices:

•

We prohibit our employees, including our named executive officers, from engaging in hedging transactions that transfer, with respect to equity compensation received by an employee, all or a portion of the risk of a decline in the market price of shares of our stock;

•	We do not offer our named executive officers any substantially enhanced benefits or perquisites when compared with our overall employee population;
•

We have established a long-term incentive program applicable to all current employees, including our named executive officers, to further tie compensation to performance and focus employee efforts on corporate goals and objectives; see “—Equity Compensation”

•

A significant portion of compensation paid to our named executive officers is delivered through at-risk pay, based on both short-term and long-term incentives, including the achievement of corporate goals and objectives. In 2019, 2020 and 2021, a significant portion, and in 2022 with respect to our Chief Executive Officer all, of the value of equity awarded to our executive officers has been performance-based, where the vesting of the awards does not begin unless and until certain performance targets have been met within a certain timeframe to prevent forfeiture of the performance-based equity award; and

•

Our equity award performance targets are rigorous enough that the performance-based equity awards to our named executive officers made in 2020 were forfeited, and none of the performance-based equity awards to our named executive officers made in 2021 has been earned to date.

Roles in Determining Compensation

Compensation Committee

The Board has delegated to the compensation committee the responsibility to ensure that total compensation paid to our executive officers is consistent with our compensation policy and objectives. The compensation committee oversees and approves all compensation arrangements and actions for our executive officers. While the compensation committee draws on a number of resources, including input from the Board, the Chief Executive Officer and its independent compensation consultant, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the compensation committee. The compensation committee retains discretion over base salaries, annual bonuses and equity compensation for executive officers. The compensation committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and carefully evaluating an executive’s performance during the year against established corporate goals, operational performance and business responsibilities. In addition, the compensation committee incorporates discretion in the assessment process to respond to and adjust for the evolving business environment.

Compensation Consultant

The compensation committee has retained the services of an independent, external compensation consultant, which compensation consultant was FW Cook in 2022. The mandate of the consultant is to assist the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, benchmarking with our peers in the industry and other technical considerations, including tax- and accounting-related matters. The compensation committee annually evaluates the compensation consultant’s performance and determines whether to engage the compensation consultant or another compensation consultant and has the final authority to engage and terminate the compensation consultant’s services. Our compensation committee has assessed the independence of FW Cook consistent with Nasdaq listing standards and has concluded that the engagement of FW Cook does not raise any conflict of interest.

Chief Executive Officer

The Chief Executive Officer attends compensation committee meetings and works with the compensation committee chairman and the compensation consultant to develop compensation recommendations for the executive officers, based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year, competitive market considerations and other factors deemed relevant by the compensation committee. The recommendations are then submitted to the compensation committee for review and consideration. The compensation committee works directly with the compensation consultant to evaluate the performance of the Chief Executive Officer and determine compensation for the Chief Executive Officer. The Chief Executive Officer is not present at meetings of the compensation committee when his compensation is being determined.

Defining and Comparing Compensation to Market Data

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the compensation committee considers in assessing the reasonableness of compensation. In order to evaluate whether our compensation practices are competitive in the marketplace, our compensation committee established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries.

The compensation committee reviews the peer group annually to determine if revisions are needed to reflect changes in our development and commercial status, market capitalization, and other factors that the compensation committee may deem relevant.

2022 Peer Group

Our 2022 peer group established in 2021 that was used to evaluate executive salaries, target bonus percentages and equity awards for 2022 was selected by the compensation committee based on FW Cook’s recommendation in September 2021 and is comprised of the following 18 publicly traded companies in the pharmaceutical and biotechnology industries, which recommendation was based on their stage of development and commercialization and market capitalization:

Acadia Pharmaceuticals Inc.	Blueprint Medicines Corp.	Mirati Therapeutics, Inc.
Acceleron Pharma Inc.	BridgeBio Pharma, Inc.	Nektar Therapeutics
Agios Pharmaceuticals, Inc.	Exelixis Inc.	Neurocrine Biosciences, Inc.
Alnylam Pharmaceuticals, Inc.	FibroGen, Inc.	PTC Therapeutics, Inc.
Amicus Therapeutics, Inc.	Global Blood Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Biohaven Pharmaceutical Holding Co. Ltd.	Ionis Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.

2023 Peer Group

In 2022, the compensation committee engaged FW Cook to assist in reviewing our 2022 peer group and in suggesting revisions, as appropriate. Our 2023 peer group, which was used to evaluate executive salaries, target bonuses and equity grants for 2023, was reconstituted to recognize Reata’s lower market capitalization at the time the peers were reviewed in September 2022.  The 2023 peer group is comprised of the following 21 publicly traded late-stage pre-commercial and newly commercial drug development companies with market capitalization between $400 million and $2.7 billion (at the time of analysis):

Aclaris Therapeutics, Inc..	Crinetics Pharmaceuticals, Inc.	Madrigal Pharmaceuticals, Inc.
Anavex Life Sciences Corp.	Deciphera Pharmaceuticals, Inc.	Morphic Holding, Inc.
Arcus Biosciences, Inc..	ImmunoGen, Inc	NGM BioPharmaceuticals, Inc.
Arcutis Biotherapeutics, Inc.	IVERIC bio, Inc.	Protagonist Therapeutics, Inc
Atara Biotherapeutics, Inc.	Keros Therapeutics, Inc.	Prothena Corporation plc
Axsome Therapeutics, Inc.	Krystal Biotech, Inc.	Replimune Group, Inc.
Celldex Therapeutics, Inc.	Kura Oncology, Inc,	Syndax Pharmaceuticals, Inc.

We believe that the compensation practices of our 2023 peer group provided us with appropriate compensation benchmarks for evaluating the salaries, target cash bonus percentages and equity grants for our named executive officers for 2023.

Base Salary

The compensation committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry.

For 2022, the base salaries for Mr. Huff, Mr. Soni, Ms. Bir and Dr. Meyer were not increased. Mr. Wortley was provided a market adjustment to his base salary, which was increased from $421,100 in 2021 to $514,000 in 2022. The compensation committee determined that the 2022 base salaries were within an acceptable range near the peer group median. Mr. Huff’s 2021 and 2022 base salary was below the peer group median.

The following table shows the base salaries for our named executive officers in 2021 and 2022:

Name	Title	Base 2022 Salary	Base 2021 Salary	Percentage Increase (%)
J. Warren Huff	Chief Executive Officer and Chairman of the Board	$636,400	$636,400	0.0%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	$545,900	$545,900	0.0%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	$422,000	$422,000	0.0%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	$540,000	$540,000	0.0%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	$514,000	$421,100	22.1%

Annual Bonus

Overview

Our bonus plan, for named executive officers as well as all other employees, provides an opportunity for cash bonus awards based upon the attainment of annual corporate goals. The annual corporate goals for 2022 were approved by our compensation committee in March 2022. Corporate goals for 2022 included regulatory approval goals, development goals, operational goals and corporate and financial goals. Each goal is allocated a certain number of points, and the achievement of a total of 100 points results in establishing a target bonus pool for all employees, including our named executive officers. With respect to any goal, the compensation committee, in its discretion, may award more or less than the total points allocated to the goal. The achievement of more or less than 100 points results in prorating the target bonus pool with a maximum cap of 120 points.

At its meeting in December 2022, the compensation committee determined that the Company achieved a combination of goals resulting in 82 points being attained in 2022 if omaveloxolone was not approved by the FDA for the treatment of patients with FA by March 15, 2023, and 112 points being attained in 2022 if omaveloxolone was so approved by March 15, 2023. The FDA approved omaveloxolone for the treatment of patients with FA on February 28, 2023, resulting in 112 points being attained in 2022 under the 2022 corporate goals. For 2022, bonuses for each of our named executive officers were paid at 112% of their target bonuses based on the attainment of the 2022 corporate goals at the 112-point level.

The summarized 2022 corporate goals that were achieved, and to which 125 points were allocated and 112 points awarded, are:

1.	Acceptance by the FDA of an NDA for omaveloxolone in the treatment of patients with FA by June 30, 2022;
2.

Obtain FDA marketing approval for omaveloxolone in the treatment of patients with FA in 2022 (occurred in February 2023, but in its discretion the compensation committee determined to award points for the achievement of this goal in 2023);

3.	Obtain clarity on the bardoxolone program endpoints with the FDA and EMA;
4.	Obtain validation of the MAA filing of omaveloxolone in the treatment of patients with FA in 2022;
5.	Submission of the cemdomespib Phase 2 clinical trial protocol to the FDA by June 30, 2022;
6.	First patient enrolled in the cemdomespib Phase 2 clinical trial by December 31, 2022 (partial credit given);

7.Ensure launch readiness of omaveloxolone:

8.	Enroll 700 patients in the FALCON Phase 3 trial of bardoxolone in patients with CKD caused by ADPKD (partial credit given); and
9.	Meet 2022 approved budget.

The summarized 2022 corporate goals that were not achieved, and to which 70 points were allocated but no points awarded, are:

10.	Obtain approval of bardoxolone in patients with CKD caused by Alport syndrome in the United States or EMA;

11. Enroll 850 patients in the FALCON trial; and

12.	Execute on one or more business development transactions that provide a certain amount of cash proceeds in upfront and near-term milestones.

2022 Bonuses

All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities and potential impact on performance, as well as peer group competitive data for similarly situated positions.

For 2022, no changes were made to our annual targets for our named executive officers’ bonuses as a percent of base salary, which were generally near the 50th percentile of our 2022 peer group. The target bonuses, as a percentage of base salary, for the named executive officers for 2022 are set forth in the following table:

Name	Title	Target Bonus for 2022 (% of Base Salary)
J. Warren Huff	Chief Executive Officer and Chairman of the Board	65%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	50%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	45%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	50%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	45%

Achievement of Goals and Relationship to Compensation Awarded

The level of achievement of corporate goals and individual performance are the most heavily weighted considerations during the compensation committee’s determination of annual bonus amounts for the named executive officers. As stated above under “Annual Bonus – Overview”, the level of attainment of the 2022 corporate goals for purposes of determining the bonuses of the named executive officers was 112 points.  The compensation committee also considers Mr. Huff’s recommendations as to the appropriate level of bonus for each named executive officer based on his assessment of their overall performance for the prior year.

For 2022, the compensation committee determined that bonuses for the named executive officers would be paid at 112% of their target bonuses based on the attainment of the 2022 corporate goals at the 112-point level.

The 2022 bonus awards for performance in 2022 were approved as set forth in the following table:

Name	Title	2022 Target Bonus	2022 Target Bonus as a Percentage of 2022 Base Salary	2022 Actual Bonus	2022 Actual Bonus as a Percentage of 2022 Base Salary
J. Warren Huff	Chief Executive Officer and Chairman of the Board	$413,660	65%	$463,299	72.8%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	$272,950	50%	$305,704	56.0%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	$189,900	45%	$212,688	50.4%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	$270,000	50%	$302,400	56.0%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	$231,300	45%	$259,056	50.4%

The bonuses awarded under our 2022 annual bonus program were paid in March 2023.

Equity Compensation

Overview

Executive officers are eligible to be awarded equity compensation in the form of stock options and restricted stock units. The compensation committee awards equity annually to executive officers to recognize their contributions to the achievement of corporate objectives, to align their interests with those of our stockholders by creating value tied to the performance of our stock price and for retention and motivation purposes.

Under the terms of our LTIP, pursuant to which all equity grants are currently made, the exercise price of any stock options awarded must be equal to at least 100% of the fair market value of our Class A common stock or Class B common stock (which is deemed to be the closing sales price on The Nasdaq Global Select Market of our Class A common stock on the date of grant), as applicable. In 2021 and thereafter, stock options and restricted stock units are only awarded for shares of our Class A common stock, not shares of our super-voting Class B common stock. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although in the last five years, including 2023, we have made the annual equity grants on the first business day of each year. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives.

Authority to make equity grants to executive officers rests with the compensation committee. The compensation committee takes into consideration market data provided by the compensation committee’s compensation consultant for similarly situated executive positions in our peer group companies, as well as our Chief Executive Officer’s recommended grant amounts for individual executives. The compensation committee then recommends the final grant amounts to a subcommittee of the compensation committee, which approves the final grant amounts.

We believe that annual equity awards serve as a useful performance recognition mechanism, encouraging the retention of executive officers by maintaining their focus on our long-term performance, as well as on the achievement of specific performance targets. Our typical option awards to executive officers have a term of 10 years. Our typical annual time-based awards to executive officers (including our named executive officers) vest and become exercisable quarterly over a period of approximately four years.

2022 Annual Equity Grants

In December 2021, the compensation committee approved the grant of annual equity awards on January 3, 2022 for our named executive officers; however, Mr. Huff did not receive an annual equity award. The compensation committee determined that Mr. Huff would not receive an annual award in 2022 as a result of the status of the bardoxolone program.

The 2022 annual equity awards were granted as time-based stock options and restricted stock units, consistent with common practice among the peer group. In addition, Dr. Meyer also received an annual grant of performance-based stock options and performance-based restricted stock units. With respect to the annual equity awards, each named executive officer other than Mr. Huff received the same proportion of stock options and restricted stock units (one restricted stock unit for every two stock options).

At the time of grant, the performance-based stock options and performance-based restricted stock units granted to Dr. Meyer vest quarterly over four years; however, vesting is contingent upon the FDA granting approval of omaveloxolone for the treatment of patients with Friedreich’s ataxia and the compensation committee certifying achievement. The performance target must be met within a certain period of time. These vesting provisions were later amended in 2022 as discussed below under “Vesting Schedule Changes in 2022.”

The table below sets forth the annual grant of time-based stock options and restricted stock unit awards in 2022 to our named executive officers and performance-based stock options and restricted stock units awards to Dr. Meyer in 2022:

Name	Date of Grant	Number of Time-Based Stock Options	Number of Time-Based Restricted Stock units	Number of Performance-Based Stock Options	Number of Performance-Based Restricted Stock units	Total Grant Date Fair Value
Manmeet S. Soni	January 3, 2022	100,000	50,000	-	-	$2,980,829
Dawn C. Bir	January 3, 2022	70,000	35,000	-	-	$2,086,580
Colin J. Meyer, M.D.	January 3, 2022	70,000	35,000	30,000	15,000	$2,980,829
Michael D. Wortley	January 3, 2022	70,000	35,000	-	-	$2,086,580

(1)

The outcome of the performance conditions with respect to Dr. Meyer's performance-based awards were not considered probable as of the grant date; therefore, the value of such performance-based awards ($894,249) is not recorded in the financial statements as of the grant date and no grant value is shown in the Summary Compensation Table and Grants of Plan-Based Awards table.

The stock options have an exercise price of $27.32 per share, and the time-based stock options and time-based restricted stock units vest quarterly over four years.

2022 CEO Special Performance Equity Grant

Mr. Huff was granted a special award in September 2022 in recognition of his exceptional performance in 2022 in advancing omaveloxolone through the FDA regulatory review process and to provide Mr. Huff with a competitive equity stake for retention purposes and to incentivize strong performance.

Mr. Huff’s special award of stock options and restricted stock units are 100% performance based. The awards vest one-twelfth on the three-month anniversary of the date that the compensation committee makes a determination that there has previously been a commercial sale in the United States of any product of the Company or any subsidiary of the Company, and thereafter one-twelfth of the original number of awards will vest on each three-month anniversary of the first vesting date. The performance awards are forfeited if the performance standard is not met by a certain date.

Name	Date of Grant	Number of Stock Options	Number of Restricted Stock units	Total Grant Date Fair Value
J. Warren Huff	September 29, 2022	400,000	100,000	$9,626,268

(1)

The outcome of the performance condition was not considered probable as of the grant date; therefore, the value is not recorded in the financial statements as of the date of grant, and no grant value is shown in the Summary Compensation Table and Grants of Plan-Based Awards table.

2022 Promotion Performance Equity Grant

Mr. Soni received his special grant of an equity award in March 2022 in recognition of his assumption of oversight of additional functions as President and Chief Operating Officer of the Company.

Mr. Soni’s award of stock options is 100% performance-based. The stock options vest quarterly over four years; however, vesting is contingent on the achievement of : (a) the receipt by the Company or any subsidiary of the Company of at least $200 million of gross proceeds from any type of debt, equity, royalty, business development, asset sale or other fund raising transaction, or (b) the receipt by the Company, any subsidiary of the Company or any licensee of the Company or a subsidiary of the Company of a market approval anywhere in the world of a pharmaceutical product owned, developed or licensed to or by the Company or any subsidiary of the Company. The performance awards are forfeited if the performance standard is not met by a certain date.

Name	Date of Grant	Number of Stock Options	Number of Restricted Stock units	Total Grant Date Fair Value
Manmeet S. Soni	March 16, 2022	75,000	-	$1,726,087

(1)

The outcome of the performance condition was not considered probable as of the grant date; therefore, the value is not recorded in the financial statements as of the date of grant, and no grant value is shown in the Summary Compensation Table and Grants of Plan-Based Awards table.

As of April 12, 2023, the performance standard for Mr. Soni’s stock option award was achieved due to the FDA’s market approval of omaveloxolone for the treatment of patients with FA.  The options continue to be subject to the underlying four-year time-based vesting.

Vesting Schedule Changes in 2022

In 2022, the compensation committee revised the vesting schedule of the January 2022 annual grant of equity awards for all employees, including named executive officers. This change did not impact Mr. Huff as he did not receive a January 2022 annual equity grant. The compensation committee amended the vesting schedule for all of the stock options and restricted stock units included in the January 2022 award to the named executive officers so that the stock options and restricted stock units otherwise scheduled to vest on April 3, 2025, July 3, 2025, October 3, 2025, and January 3, 2026, would vest immediately following the FDA’s grant of market approval of omaveloxolone for the treatment of patients with FA. This revision effectively accelerated the vesting of one-fourth of the January 2022 annual equity grants.

Also in 2022, the compensation committee revised the vesting schedule of certain awards previously granted to Dr. Meyer. The compensation committee made these revisions to ensure the full engagement of Dr. Meyer, enhance cross-functional team dynamics and reinforce the urgency to obtain the FDA’s market approval of omaveloxolone for the treatment of patients with FA. The compensation committee revised the vesting schedule of the following time-based awards held by Dr. Meyer: 25,000, 24,000 and 70,000 stock options awarded in January 2020, 2021 and 2022, respectively, and 35,000 restricted stock units awarded in January 2022. The compensation committee also revised the vesting schedule of the following performance-based awards that are subject to market approval by the FDA of omaveloxolone for the treatment of patients with FA: 12,500 and 30,000 stock options awarded in 2020 and 2022, respectively, and 15,000 restricted stock units awarded in January 2022. The revisions provided that 25% of each award that was not already vested on or prior to the date of FDA approval would vest on the omaveloxolone approval date (February 28, 2023) and an additional 25% of each award that was not already vested on or prior to the date of FDA approval would vest on March 31, 2023, June 30, 2023, and September 30, 2023, such that all of the time-based and performance-based awards referred to above will be fully vested on September 30, 2023.

Compensation Changes for 2023

Base Salaries

The table below sets forth the base salary changes from 2022 to 2023 for our named executive officers:

Name	Base 2022 Salary	Base 2023 Salary	Percentage Increase (%)
J. Warren Huff	$636,400	$668,220	5%
Manmeet S. Soni	$545,900	$573,195	5%
Dawn C. Bir	$422,000	$443,100	5%
Colin J. Meyer, M.D.	$540,000	$567,000	5%
Michael D. Wortley	$514,000	$539,700	5%

Annual Target Bonuses

For 2023, target bonuses for all named executive officers remained the same as their 2022 levels.

2023 Annual Equity Awards

The table below sets forth the January 3, 2023 annual grant of time-based stock options and restricted stock units to our named executive officers:

Name	Number of Stock Options	Number of Restricted Stock units	Total Grant Date Fair Value
J. Warren Huff	190,950	47,025	$6,760,503
Manmeet S. Soni	95,475	23,513	$3,380,270
Dawn C. Bir	63,650	15,675	$2,253,501
Colin J. Meyer, M.D.	95,475	23,513	$3,380,270
Michael D. Wortley	63,650	15,675	$2,253,501

The stock options have an exercise price of $36.71 per share, and the stock options and restricted stock units vest quarterly over approximately four years.

Employment Agreements

We have written employment agreements with each of our executive officers. The principal features of these employment agreements are described below in the section titled “Potential Payments Upon Termination or Change in Control.” The agreements with our executive officers provide for at-will employment. Each agreement sets forth the compensation and other benefits that an executive officer is entitled to receive during employment and the severance and other benefits that an executive officer is entitled to receive in various severance scenarios and upon a change in control. We believe these employment agreements help us (i) attract highly-qualified executive officers, (ii) retain these key employees and (iii) maintain the focus of an executive officer on our business and mitigate the distractions caused by the possibility that we may be a target of an acquisition. Also, agreeing upon severance benefits in advance helps minimize potential disputes on termination of employment.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance. In each case, participation is on the same basis as other employees, subject to applicable law, except that the executive officers have additional company-paid disability insurance and are entitled to an annual Company-paid health exam. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those benefits provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Reliable and competitive health, welfare and vacation benefits ensure that we have a productive and focused workforce. In addition to these benefits, in connection with Mr. Soni’s employment in 2019, we agreed to provide Mr. Soni with certain relocation and housing benefits and to make tax payments to Mr. Soni to offset the taxes he incurs with respect to these benefits and the tax payments. These benefits and tax payments for Mr. Soni are included in the Summary Compensation Table for 2020, 2021 and 2022.

The retirement savings plan for which our executive officers are eligible is a tax-qualified retirement savings plan, or 401(k) Plan, pursuant to which the executive officers can contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We make dollar-for-dollar matching contributions, with a maximum annual contribution by the Company of $7,000 in 2022. The value of this matching benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table. All of our employees are eligible to participate in the 401(k) Plan on the same terms as the executive officers.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated certificate of incorporation and our third amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and third amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board. In addition, we have entered into an indemnification agreement with each of our named executive officers and directors.

Accounting Considerations

Under the Accounting Standards Codification, or ASC, Topic 718, we are required to estimate and record an expense at the measurement date for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Allocation of Compensation

There is no pre-established policy or target percentage for the allocation of compensation, although a majority of an executive’s compensation will be equity awards. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation. In 2022, the largest portion of compensation to each of our named executive officers was in the form of equity compensation.

Risk Management and Mitigation

In reviewing the compensation structure in 2022, the compensation committee also considered how our compensation policies may affect our risk profile and how compensation policies may be used to mitigate risks facing us. More specifically, the compensation committee considered the general design philosophy of our policies for employees whose conduct would be most affected by incentives established by compensation policies. In considering these issues, the compensation committee believes that the use of performance-based long-term equity awards did not appear to create undue risks for us or encourage excessive risk-taking behavior on the part of employees. Both time- and performance-based equity awards vest over several years, meaning that long-term value creation, contrasted with short-term gain, presents the best opportunity for employees to profit from these awards.

With respect to bonus awards, the amount of an individual’s award depends principally on our overall corporate performance, which reduces the ability and incentive for an individual to take undue risks in an effort to increase the amount of his or her bonus award for a particular year. For 2022, our corporate goals were reviewed and approved by the compensation committee and are considered to be generally of the nature that would not encourage or reward excessive risk taking. Additionally, the compensation committee monitors our corporate performance throughout the year and has the ability to intervene in instances where our actions vis-à-vis our performance goal attainment would be considered unduly risky, so that the compensation committee may act to prevent or penalize such actions.

As a result, we do not believe that our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the compensation committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the compensation committee of the Board of Directors as of April 6, 2023.

R. Kent McGaughy, Jr., Chairman

Martin W. Edwards, M.D.

William D. McClellan, Jr.

William E. Rose

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our next three highest-paid executive officers, for each year that they were deemed to be named executive officers.

Name and principal position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards(3)	All Other Compensation(4)	Total
J. Warren Huff	2022	$636,400	$463,299	$-	$-	$7,000	$1,106,699
Chief Executive Officer and	2021	$636,400	$-	$-	$3,389,373	$6,000	$4,031,773
Chairman of the Board	2020	$636,400	$413,660	$-	$5,341,070	$5,000	$6,396,130
Manmeet S. Soni	2022	$545,900	$305,704	$1,366,000	$1,614,829	$170,174	$4,002,607
Chief Operation Officer, Chief Financial	2021	$545,900	$204,752	$-	$1,823,878	$401,214	$2,975,744
Officer and President	2020	$545,900	$445,700	$-	$3,338,169	$136,125	$4,465,894
Dawn C. Bir	2022	$422,000	$212,688	$956,200	$1,130,380	$17,703	$2,738,971
Chief Commercial Officer and	2021	$422,000	$142,425	$-	$1,253,916	$5,000	$1,823,341
Executive Vice President	2020	$422,000	$239,900	$-	$3,204,642	$5,000	$3,871,542
Colin J. Meyer, M.D.	2022	$540,000	$302,400	$956,200	$1,130,380	$-	$2,928,980
Chief Innovation Officer	2021	$540,000	$202,500	$-	$1,823,878	$-	$2,566,378
and Executive Vice President	2020	$513,951	$381,400	$-	$3,338,169	$-	$4,233,520
Michael D. Wortley	2022	$514,000	$259,056	$956,200	$1,130,380	$-	$2,859,636
Chief Legal Officer and	2021	$421,100	$142,121	$-	$1,253,916	$-	$1,817,137
Executive Vice President	2020	$421,100	$339,500	$-	$3,204,642	$-	$3,965,242

(1)	The amounts reported in this column represent the amount of the annual cash bonus paid to each named executive officer.
(2)

The amounts reported in this column for a fiscal year represent the grant date fair value of the restricted stock units granted to our named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a discussion of assumptions made by us in determining the grant date fair value of our restricted stock unit awards for the fiscal year ended December 31, 2022. The amounts reported in this column reflect the accounting costs for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers from the restricted stock units. On January 3, 2022 and September 29, 2022, Dr. Meyer and Mr. Huff, respectively, received grants of performance-based restricted stock units, and, on January 4, 2021, each of the named executive officers received grants of performance-based restricted stock units. In accordance with ASC Topic 718, the accounting cost of these performance-based restricted stock units has not been recorded in the Company’s financial statements as the outcome of the performance condition was not considered probable as of the grant date; therefore, only time-based restricted stock units are reflected within the table above for the 2022 fiscal year. The accounting value of the performance-based restricted stock units not represented in this column for 2022 is as follows: Mr. Huff, $2,503,000; and Dr. Meyer, $409,800. The accounting value of the performance-based restricted stock units not represented in this column for 2021 is as follows; Mr. Huff, $4,245,150; Mr. Soni, $1,455,480; Ms. Bir, $1,000,643; Dr. Meyer, $1,455,480; and Mr. Wortley, $1,000,643.

(3)

The amounts reported in this column for a fiscal year represent the grant date fair value of the stock options granted to our named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a discussion of assumptions made by us in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the options. On January 3, 2022, March 16, 2022 and September 29, 2022, Dr. Meyer, Mr. Soni and Mr. Huff, respectively, received grants of performance-based stock options. In accordance with ASC Topic 718, the accounting cost of the performance-based stock options has not been recorded in the Company’s financial statements as the outcome of the performance conditions was not considered probable as of the grant date, therefore only the time-based stock options are reflected within the table above for the 2020, 2021 and 2022 years. The accounting value of performance-based stock options not represented in this column for 2022 is as follows: Mr. Huff, $7,123,268; Mr. Soni, $1,726,087; and Dr. Meyer, $484,449. The accounting value of performance-based stock options not represented in this column for 2021 is as follows: Mr. Soni, $2,848,506; Dr. Meyer, $2,848,506; and Mr. Wortley, $1,220,788. The accounting value of performance-based stock options not represented in this column for 2020 is as follows: Mr. Huff, $16,023,211; Mr. Soni, $ 3,338,169; Ms. Bir, $3,204,642; Dr. Meyer, $3,338,169; and Mr. Wortley, $3,204,642.

(4)

In 2022, for Mr. Huff, the amount represents the Company’s 401(k) Plan matching contribution; for Mr. Soni, the amount represents disability insurance premiums ($5,627), a Company-paid health exam ($3,076), the Company’s 401(k) Plan matching contribution ($7,000) and, housing allowance ($154,471); and for Ms. Bir, the amount represents disability insurance premiums ($6,161), a Company-paid health exam ($4,542) and Company’s 401(k) Plan matching contribution ($7,000).

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during 2022.

Name	Date of Grant	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)		All Other Stock Awards: Number of Securities Underlying Restricted Stock Units (#) (3)		All Other Option Awards: Number of Securities Underlying Options Granted (#) (4)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
J. Warren Huff	9/29/2022	100,000	(1)	-		-	$-	$-
	9/29/2022	400,000	(2)	-		-	$25.03	$-
Manmeet S. Soni	1/3/2022	-		50,000	(3)	-	$-	$1,366,000
	1/3/2022	-		-		100,000	$27.32	$1,614,829
	3/16/2022	75,000	(2)	-		-	$34.15	$-
Dawn C. Bir	1/3/2022	-		-		70,000	$27.32	$1,130,380
	1/3/2022	-		35,000	(3)	-	$-	$956,200
Colin J. Meyer, M.D.	1/3/2022	30,000	(2)	-		-	$27.32	$-
	1/3/2022	-		-		70,000	$27.32	$1,130,380
	1/3/2022	-		35,000	(3)	-	$-	$956,200
	1/3/2022	15,000	(1)	-		-	$-	$-
Michael D. Wortley	1/3/2022			-		70,000	$27.32	$1,130,380
	1/3/2022	-	(3)	35,000	(3)	-	$-	$956,200

(1)

The amount represents performance-based restricted stock units. The performance-based vesting condition for Dr. Meyer is discussed in “Compensation Discussion and Analysis – Equity Compensation – 2022 Annual Equity Grants”, and the performance-based vesting condition for Mr. Huff is described under “Compensation Discussion and Analysis – Equity Compensation – 2022 CEO Special Performance Equity Grant”.

(2)

The amount represents performance-based stock options. The performance-based vesting condition for Dr. Meyer is described in “Compensation Discussion and Analysis – Equity Compensation – 2022 Annual Equity Grants”, for Mr. Soni is described under “Compensation Discussion and Analysis – Equity Compensation – 2022 Promotion Performance Equity Grant” and for Mr. Huff is described under “Compensation Discussion and Analysis – Equity Compensation – 2022 CEO Special Performance Equity Grant”.

(3)	The amount represents time-based restricted stock units.
(4)	The amount represents time-based stock options.
(5)

This column reflects the aggregate grant date fair value of stock option awards and restricted stock unit awards granted in 2022 as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a discussion of assumptions made by us in determining the grant date fair value of the awards included in this table. In accordance with ASC Topic 718, the accounting cost of the performance-based stock options and performance-based restricted stock units has not been recorded in the Company’s financial statements as the outcome of the performance conditions was not considered probable as of the grant date, therefore only the value of time-based stock options and time-based restricted stock units are reflected within the table above. The accounting value of performance-based stock options not represented in this column for 2022 is as follows: Mr. Huff, $7,123,268; Mr. Soni, $1,726,087; and Dr. Meyer, $484,449. The accounting value of performance-based restricted stock units not represented in this column for 2022 is as follows; Mr. Huff, $2,503,000; and Dr. Meyer, $409,800.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of the named executive officers. The principal features of these employment agreements are summarized below in the section titled “Potential Payment Upon Termination or Change in Control.” Each agreement has an initial four-year term that will be automatically extended for successive one-year periods unless either party provides written notice at least 30 days prior to the date the then current term of the agreement would otherwise end. The agreements initially provided for initial annual salaries and target annual cash bonuses. The named executive officers are also able to participate in our equity incentive, retirement, welfare and other benefit plans generally provided to other executives. The employment agreements provide that any increase in annual base salary will become the minimum annual base salary thereafter.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2022.

			Option Awards (14)					Stock Awards (14)
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underling Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unit of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (15)
J. Warren Huff	9/29/2022	(1)	-	-	400,000	$25.03	9/29/2032	-	$-	-	$-
	9/29/2022	(1)	-	-	-	$-		-	$-	100,000	$3,799,000
	1/4/2021	(2)	19,512	25,088	-	$121.29	1/4/2031	-	$-	-	$-
	1/4/2021	(3)	-	-	-	$-		-	$-	17,500	$664,825
	1/4/2021	(4)	-	-	-	$-		-	$-	17,500	$664,825
	1/2/2020	(2)	27,500	12,500	-	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(5)	-	-	60,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(6)	-	-	60,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2019	(2)	107,340	7,160	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	57,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	57,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	12/6/2017	(2)	249,200	-	-	$24.75	12/6/2027	-	$-	-	$-
	12/7/2016	(8)	199,900	-	-	$22.57	12/7/2026	-	$-	-	$-
	5/25/2016	(2)	103,636	-	-	$11.00	5/25/2026	-	$-	-	$-
Manmeet S. Soni	3/16/2022	(10)	-	-	75,000	$34.15	3/16/2032	-	$-	-	$-
	1/3/2022	(2)	18,750	81,250	-	$27.32	1/3/2032	-	$-	-	$-
	1/3/2022	(2)	-	-	-	$-		40,625	$1,543,344	-	$-
	1/4/2021	(3)	-	-	-	$-		-	$-	6,000	$227,940
	1/4/2021	(4)	-	-	-	$-		-	$-	6,000	$227,940
	1/4/2021	(2)	10,500	13,500	-	$121.29	1/4/2031	-	$-	-	$-
	3/2/2021	(9)	-	-	35,000	$129.33	3/2/2031	-	$-	-	$-
	1/2/2020	(2)	17,187	7,813	-	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(5)	-	-	12,500	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(6)	-	-	12,500	$207.20	1/2/2030	-	$-	-	$-
	8/28/2019	(12)	203,125	46,875	-	$72.70	8/28/2029	-	$-	-	$-
	8/28/2019	(13)	-	-	50,000	$72.70	8/28/2029	-	$-	-	$-
	8/28/2019	(13)	-	-	-	$-		-	$-	50,000	$1,899,500
Dawn C. Bir	1/3/2022	(2)	13,125	56,875	-	$27.32	1/3/2032	-	$-	-	$-
	1/3/2022	(2)	-	-	-	$-		28,438	$1,080,360	-	$-
	1/4/2021	(3)	-	-	-	$-		-	$-	4,125	$156,709
	1/4/2021	(4)	-	-	-	$-		-	$-	4,125	$156,709
	1/4/2021	(2)	7,218	9,282	-	$121.29	1/4/2031	-	$-	-	$-
	1/2/2020	(2)	16,500	7,500	-	$207.20	1/2/2030	-	$-	-	$-

	1/2/2020	(5)	-	-	12,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(6)	-	-	12,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2019	(2)	32,340	2,160	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	12/6/2017	(2)	71,300	-	-	$24.75	12/6/2027	-	$-	-	$-
	12/7/2016	(8)	40,000	-	-	$22.57	12/7/2026	-	$-	-	$-
	9/6/2016	(12)	90,000	-	-	$21.05	9/6/2026	-	$-	-	$-
Colin J. Meyer, M.D.	1/3/2022	(11)	-	-	30,000	$27.32	1/3/2032	-	$-	-	$-
	1/3/2022	(11)	-	-	-	$-		-	$-	15,000	$569,850
	1/3/2022	(2)	13,125	56,875	-	$27.32	1/3/2032	-	$-	-	$-
	1/3/2022	(2)	-	-	-	$-		28,438	$1,080,360	-	$-
	3/2/2021	(9)	-	-	35,000	$129.33	3/2/2031	-	$-	-	$-
	1/4/2021	(3)	-	-	-	$-		-	$-	6,000	$227,940
	1/4/2021	(4)	-	-	-	$-		-	$-	6,000	$227,940
	1/4/2021	(2)	10,500	13,500	-	$121.29	1/4/2031	-	$-	-	$-
	1/2/2020	(2)	17,187	7,813	-	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(5)	-	-	12,500	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(6)	-	-	12,500	$207.20	1/2/2030	-	$-	-	$-
	1/2/2019	(2)	33,270	2,230	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,750	-	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,750	-	-	$55.73	1/2/2029	-	$-	-	$-
	12/6/2017	(2)	87,700	-	-	$24.75	12/6/2027	-	$-	-	$-
	12/7/2016	(8)	90,000	-	-	$22.57	12/7/2026	-	$-	-	$-
	5/25/2016	(2)	88,636	-	-	$11.00	5/25/2026	-	$-	-	$-
Michael D. Wortley	1/3/2022	(2)	13,125	56,875	-	$27.32	1/3/2032	-	$-	-	$-
	1/3/2022	(2)	-	-	-	$-		28,438	$1,080,360	-	$-
	3/2/2021	(9)	-	-	15,000	$129.33	3/2/2031	-	$-	-	$-
	1/4/2021	(3)	-	-	-	$-		-	$-	4,125	$156,709
	1/4/2021	(4)	-	-	-	$-		-	$-	4,125	$156,709
	1/4/2021	(2)	7,218	9,282	-	$121.29	1/4/2031	-	$-	-	$-
	1/2/2020	(2)	16,500	7,500	-	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(5)	-	-	12,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2020	(6)	-	-	12,000	$207.20	1/2/2030	-	$-	-	$-
	1/2/2019	(2)	32,340	2,160	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	1/2/2019	(7)	17,250	-	-	$55.73	1/2/2029	-	$-	-	$-
	12/6/2017	(2)	60,400	-	-	$24.75	12/6/2027	-	$-	-	$-
	12/7/2016	(8)	62,800	-	-	$22.57	12/7/2026	-	$-	-	$-

(1)

The awards vest one-twelfth on the three-month anniversary of the date that the compensation committee makes a determination that there has previously been a commercial sale in the United States of any product of the Company or any subsidiary of the Company, and thereafter one-twelfth of the original number of awards will vest on each three-month anniversary of the first vesting date.

(2)

Except as further set forth in this footnote (2), these options, and restricted stock units with respect to the January 3, 2022 grants, vest in 16 substantially equal quarterly installments over four years from the date of grant.  With respect to Mr. Soni, Ms. Bir, Dr. Meyer and Mr. Wortley, the stock options and restricted stock units granted on January 3, 2022, that would otherwise vest on April 3, 2025, July 3, 2025, October 3, 2025, and January 3, 2026, will immediately vest after the FDA approves (by a certain date) omaveloxolone for the treatment of patients with FA. The FDA approved omaveloxolone on February 28, 2023, and the accelerated vesting occurred.  Additionally, for Dr. Meyer, with respect to the 25,000, 24,000, and 70,000 stock options granted to him on January 2, 2020, January 4, 2021, and January 3, 2022, respectively, and the 35,000 restricted stock units granted to him on January 3, 2022, 25% of each award that was not already vested on or prior to the date that the FDA approves (by a certain date) omaveloxolone for the treatment of patients with FA will vest on the date of FDA approval, which occurred on February 28, 2023, and an additional 25% of each award that was not already vested on or prior to the date of FDA approval will vest on March 31, 2023, June 30, 2023, and September 30, 2023.

(3)

The performance-based restricted stock units vest 25% on the date that the compensation committee makes a determination that there has previously been a commercial sale of any product by the Company, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(4)

The performance-based restricted stock units vest 25% on the date that the compensation committee makes a determination that the results of a phase 2 clinical trial of cemdomespib are sufficient to merit proceeding with a phase 3 clinical trial of cemdomespib, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(5)

The options vest 25% on the date the FDA grants market approval for sale of omaveloxolone for the treatment of patients with FA, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.  This equity grant has been forfeited due to the failure to meet the performance standard within the required timeframe.

(6)

The options vest 25% on the date the FDA grants market approval for the sale of bardoxolone for the treatment of patient with CKD caused by Alport syndrome, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.  This equity grant has been forfeited due to the failure to meet the performance standard within the required timeframe.

(7)

The options vest 25% upon achievement of the performance condition, which has been achieved, with the remainder vesting 1/12 on each quarterly anniversary date thereafter. These awards were originally granted as performance-based, but the performance conditions were satisfied as of December 31, 2019. As a result, the awards have been moved out of the “Equity Incentive Plan” column and are now treated as time-based stock option awards.

(8)	The options vest in 20 substantially equal quarterly installments over five years.
(9)

The options vest 50% on the date the FDA grants market approval of bardoxolone for treatment of patients with CKD caused by Alport syndrome, with the remainder of the performance-based options vesting on the one-year anniversary date of the initial vesting date.

(10)

The stock options vest quarterly over four years, with vesting contingent upon the achievement of: (a) the receipt by the Company or any subsidiary of the Company of at least $200 million of gross proceeds from any type of debt, equity, royalty, business development, asset sale or other fund raising transaction or (b) the receipt by the Company, any subsidiary of the Company or any licensee of the Company or a subsidiary of the Company of a market approval anywhere in the world of a pharmaceutical product owned, developed or licensed to or by the Company or any subsidiary of the Company. If a performance standard is met by a certain date, the stock options will be vested on the date the performance standard is met as if the vesting had been subject to the time-based vesting standard only.  The performance standard was met on February 28, 2023, with the FDA’s approval of SKYCLARYS for treatment of patients with FA.

(11)

The options and restricted stock units vest quarterly over four years, with vesting contingent upon the FDA granting market approval of omaveloxolone for the treatment of patients with FA. Upon FDA approval (which occurred on February 28, 2023), 25% of each award that was not already vested on or prior to the date of approval will vest on the date of approval and an additional 25% of each award that was not already vested on the date of approval will vest on March 15, 2023, June 30, 2023, and September 30, 2023.

(12)	The options vest 25% on first anniversary date of grant with the remainder vesting 1/12 on each quarterly anniversary date thereafter.
(13)

With respect to the performance-based equity awards granted to Mr. Soni at the initiation of his employment, the stock options and restricted stock units vest based upon the achievement of pre-established targets for gross product sales revenue over the ten-year performance period for such awards. One-half of Mr. Soni’s performance-based restricted stock units and one-half of his performance-based stock options will vest on the day (if prior to the 10-year expiration date of the award) that a Form 10-K or Form 10-Q, as applicable, is filed reflecting that, in the immediately preceding calendar quarter and any prior periods, cumulatively, the Company booked $100 million or more of gross product sales revenue, including royalty revenue based on product sales. The remaining one-half of Mr. Soni’s performance-based restricted stock units and remaining one-half of his performance-based stock options will vest on the day (if prior to the 10-year expiration date of the award) that a Form 10-K or Form 10-Q, as applicable, is filed reflecting that, in the immediately preceding calendar quarter and any prior periods, cumulatively, the Company booked $200 million or more of gross product sales revenue, including royalty revenue based on product sales.  An additional performance standard was added in 2023 that provides immediate vesting of the 50,000 stock options and 50,000 restricted stock units on the date that the Company enters into a definitive agreement with a lender to provide the Company with senior secured indebtedness of at least $150 million (which provision of funds may be subject to conditions precedent having to be met before the Company may draw some or all of the funds), provided that the definitive agreement is entered into by a certain date.

(14)

Stock options and restricted stock units will generally vest on a vesting date if the holder continues to provide services to us or our subsidiaries through the applicable vesting date, subject to the terms and conditions of the applicable award agreement and each named executive officer’s employment agreement. See the section entitled “Potential Payments Upon Termination of Employment or Change of Control” for accelerated vesting provisions that apply on certain terminations of employment or change in control. With respect to stock options and restricted stock units whose vesting is subject to a performance target being met, in all cases the performance target must be met by a certain date, to prevent forfeiture of the stock options or restricted stock units.

(15)	Amounts in this column are calculated using the closing price of our price of our Class A common stock on The Nasdaq Global Select Market on December 30, 2022, which was $37.99.

Option Exercises and Vesting of Restricted Stock Units

The following table sets forth certain information concerning the option awards exercised by, and restricted stock units vested with respect to, our named executive officers during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Manmeet S. Soni	-	$-	3,125	$111,313	(2)
	-	$-	6,250	$205,250	(3)
Dawn C. Bir	-	$-	2,187	$77,901	(2)
	-	$-	4,375	$143,675	(3)
Colin J. Meyer, M.D.	-	$-	2,187	$77,901	(2)
	-	$-	4,375	$143,675	(3)
Michael D. Wortley	-	$-	2,187	$77,901	(2)
	-	$-	4,375	$143,675	(3)

(1)

Value realized is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the market price of our class A common stock on The Nasdaq Global Select Market at the time of the exercise on each exercise event.

(2)	The value of realized restricted stock units is based on the closing price per share of $35.62 of the Company’s common stock price on April 3, 2022, the date of settlement of the awards.
(3)	The value of realized restricted stock units is based on the closing price per share of $32.84 of the Company’s common stock price on October 25, 2022, the date of settlement of the awards.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during 2022 or any other time.

Nonqualified Deferred Compensation

During 2022 or any other time, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

We maintain employment agreements with each of our executive officers, including our named executive officers, that provide for potential severance and change in control benefits. If a named executive officer’s employment is terminated by us for cause or by the executive without good reason (each as defined below), the executive will receive (i) all accrued salary through the date of termination, any bonus owed for the prior year, any deferred compensation and any accrued and unused vacation pay, referred to collectively as “accrued obligations,” and (ii) all payments and benefits the executive or executive’s family are entitled to receive under any of our plans, programs, policies or practices, collectively referred to as “other benefits.”

If a named executive officer’s employment is terminated due to a death or disability that occurs prior to, or more than two years after, a change in control (as defined below), the executive or executive’s estate will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

If a named executive officer’s employment is terminated by us without cause or by the executive for good reason, in either case, more than six months prior to, or more than two years after, a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination, (v) for Mr. Huff, immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination and (vi) for Mr. Soni, the immediate vesting of the performance-based stock options and performance-based restricted stock units granted to Mr. Soni on his date of employment to the same extent as to which the time-vested stock options granted to Mr. Soni on his date of employment have vested. Instead of the treatment described in clauses (v) and (vi), outstanding, unvested equity awards held by named executive officers (other than Mr. Huff) and the remaining unvested equity awards held by Mr. Soni will remain outstanding and unvested and will vest as described below if and only if a change in control occurs during the six-month period following the date of termination.

If a named executive officer’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in each case, within six months prior to (excluding death or disability) or within two years after a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to two times the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 24 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

Receipt of the lump sum severance payments and accelerated equity vesting as applicable under the scenarios described above is subject to a named executive officer’s execution and non-revocation of a release of claims agreement. The named executive officers are also subject to general confidentiality obligations as well as noncompete and nonsolicitation restrictions for a period of one year following their termination of employment with us for any reason.

Upon a change in control, all unvested equity awards held by Mr. Huff will immediately vest in full and certain repurchase provisions will lapse. In addition, if a named executive officer’s employment continues after a change in control, any unvested equity awards held by a named executive officer other than Mr. Huff will vest 1/18 per month unless vesting otherwise occurs earlier under applicable agreements and plans. With respect to all named executive officers, for a period of two years following the change in control, we (or our successor) will continue to provide aggregate welfare benefits that are not materially diminished from those provided immediately prior to the change in control.

In the event that it is determined that any payments provided to the named executive officer will be subject to the excise tax imposed by Section 4999 of the Code because the payments are found to be contingent upon a change in ownership or control, within the meaning of Section 280G of the Code, we will provide the named executive officer with a payment such that, after payment by the named executive officer of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the named executive officer retains an amount of the gross-up payment equal to the excise tax imposed. In other words, we have an obligation to pay any excise tax imposed under Section 4999 of the Code as well as any income, state or local taxes imposed on the amount paid to make the named executive officer whole for the excise tax. The named executive officer will remain responsible for all other income, state and local taxes due with respect to the payment. In 2020, the compensation committee determined that we will no longer provide these excise tax gross up benefits to newly hired or promoted officers.

Under the employment agreements, “cause” generally means (i) the commission by the executive of an act of fraud upon, or willful misconduct toward, us, (ii) a material breach of the noncompete provision of the agreement or of a separate confidentiality and intellectual property agreement between us and the executive, (iii) the conviction of the executive of any felony (or a plea of nolo contendere thereto) or (iv) the executive’s addiction to alcohol, drugs or any other controlled substance.

Under the employment agreements, “good reason” generally means (i) a material diminution in base compensation, (ii) a material diminution in the executive’s authority, duties or responsibilities (including, in the case of Mr. Soni, Mr. Soni not serving as Chief Financial Officer of the Company’s successor or parent company following a change in control), (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including having to report to an officer of a parent company following a change of control (or, in the case of Mr. Huff, the appointment of an employee to serve as Chairman of the Board), (iv) for executives other than Mr. Huff, a material diminution in the budget over which the executive retains authority, (v) a change in the geographic location at which the executive must perform services of more than 50 miles or (vi) any other action or inaction that constitutes a material breach of the agreement by us.

Under the employment agreements, “change in control” means an occurrence of any of the following events:

(1)

The Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company) and as a result of such merger or consolidation, stockholders of the Company immediately prior to such merger or consolidation cease to own more than 50% of the outstanding capital stock of the surviving corporation determined on a fully diluted basis;

(2)	The Company sells, leases or exchanges or agrees to sell, lease or exchange more than 50% of its assets to any other person (other than a wholly owned subsidiary of the Company);
(3)	The Company is to be dissolved and liquidated (in a dissolution taxed under Section 331 of the Code);
(4)

Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote, directly, by merger or otherwise) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) and as a result of such acquisition, the stockholders holding a majority of the capital stock of the Company receive cash or marketable securities for their shares of capital stock; or

(5)	As a result of or in connection with a contested election of directors, the persons who were directors before such election will cease to consist of a majority of the Board.

Notwithstanding, the foregoing definition of change in control (other than clause (3) of such definition), a change in control shall only be deemed to occur upon a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

Quantification of Benefits

The amount of compensation and benefits payable to each named executive officer in various termination or change in control situations has been estimated in the tables below. The value of the stock option and restricted stock unit vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and executive’s employment termination occurred on December 30, 2022, the last trading day of 2022.  The closing price of our common stock on The Nasdaq Global Select Market as of December 30, 2022 was $37.99, which was used as the value of our common stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 30, 2022, by the difference between the closing price of our common stock as of December 30, 2022 and the exercise price for such unvested option shares. Unvested stock options subject to acceleration that have exercise prices above the closing market price of our common stock as of December 30, 2022 are given no value. The value of the restricted stock unit vesting acceleration was calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration as of December 30, 2022 by the closing price of our common stock as of December 30, 2022.

As noted above, if it is determined that any payments to a named executive officer will be subject to the excise tax imposed by Section 4999 of the Code because the payments, called parachute payments, are found to be contingent upon a change in ownership or control, within the meaning of Section 280G of the Code, we will provide the named executive officer with a payment such that, after payment by the named executive officer of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the named executive officer retains an amount of the gross-up payment equal to the excise tax imposed. Thus, the tax gross up payment, if any, in the following tables is the amount necessary to offset any excise tax and related income taxes, penalties and interest owed by a named executive officer in connection with the termination of his or her employment in connection with a change in control. In making the calculation, we used the following assumptions: (1) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 37%, the applicable Medicare tax rate is 2.35%, and there are no applicable state or local taxes; (2) no amounts will be discounted as attributable to reasonable compensation, but present value calculations will be applied to time-based equity award acceleration; (3) all cash payments are contingent upon a change in control; (4) the presumption required under applicable regulations that equity awards granted in 2022 were contingent upon a change in control could be rebutted; and (5) the full value of performance share awards (determined under the respective award) would constitute a parachute payment. With respect to all named executive officers other than Mr. Huff, the vesting schedules for outstanding equity awards would be modified at the time of a change in control event that is not accompanied by a termination, although this change in vesting would not occur until the one-month anniversary of the change in control event. Assuming that such a change in control event occurred on December 30, 2022 not accompanied by a termination, none of the named executive officers (other than Mr. Huff) would have been eligible to receive vesting acceleration or a potential accompanying gross up payment on December 30, 2022. Mr. Huff is the only named executive officer who could have received direct change in control payments with respect to his equity awards on December 30, 2022 if the change in control is not accompanied by a termination; therefore, the charts below do not assume a direct change in control benefit without a termination for any executive other than Mr. Huff.

J. Warren Huff

The following table describes the potential payments upon employment termination for J. Warren Huff, our Chief Executive Officer and Chairman of the Board, as if his employment terminated or an applicable change in control event occurred as of December 30, 2022, the last business day of 2022.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)	Change in Control, No Termination
Base Salary (4)	$-	$636,400	$636,400	$1,272,800	$-
Bonus (5)	$-	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$10,312,650	$10,312,650	$10,312,650	$10,312,650
Welfare and other benefits
Medical (6)	$-	$9,492	$9,492	$18,984	$-
Health saving (7)	$-	$4,500	$4,500	$9,000	$-
Life and disability premiums (8)	$-	$16,142	$654	$32,284	$-
Health exam (9)	$-	$5,000	$5,000	$10,000	$-
Paid time off (10)	$146,862	$146,862	$146,862	$146,862	$-
Tax gross up payment	$-	$-	$-	$5,348,915	$4,615,863
Total	$146,862	$11,131,046	$11,115,558	$17,151,495	$14,928,513

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)	The termination is within six months prior to (excluding death or disability), or within two years after, a change in control.
(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2022 that was paid in March 2023, as a cash bonus is not payable if the termination occurs prior to 2023. See “Executive Compensation-Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the next to last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of the next to last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2022.

Manmeet S. Soni

The following table describes the potential payments upon employment termination for Manmeet S. Soni, our Chief Operating Officer, Chief Financial Officer and President, as if his employment terminated as of December 30, 2022, the last business day of 2022.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$545,900	$545,900	$1,091,800
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$1,543,344	$5,053,661	$5,053,661
Welfare and other benefits
Medical (6)	$-	$13,741	$13,741	$27,482
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$24,326	$945	$48,652
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$104,981	$104,981	$104,981	$104,981
Tax gross up payment	$-	$-	$-	$1,752,256
Total	$104,981	$2,241,792	$5,728,728	$8,097,832

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2022 that was paid in March 2023, as a cash bonus is not payable if the termination occurs prior to 2023. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2022.

Dawn C. Bir

The following table describes the potential payments upon employment termination for Dawn C. Bir, our Chief Commercial Officer and Executive Vice President, as if her employment terminated as of December 30, 2022, the last business day of 2022.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$422,000	$422,000	$844,000
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$2,000,633	$2,000,633
Welfare and other benefits
Medical (6)	$-	$13,735	$13,735	$27,470
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$25,483	$945	$50,966
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$97,385	$97,385	$97,385	$97,385
Tax gross up payment	$-	$-	$-	$-
Total	$97,385	$568,103	$2,544,198	$3,039,454

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2022 that was paid in March 2023, as a cash bonus is not payable if the termination occurs prior to 2023. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2022.

Colin J. Meyer, M.D.

The following table describes the potential payments upon employment termination for Colin J. Meyer, M.D., our Chief Innovation Officer and Executive Vice President, as if his employment terminated as of December 30, 2022, the last business day of 2022.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$540,000	$540,000	$1,080,000
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$3,033,046	$3,033,046
Welfare and other benefits
Medical (6)	$-	$13,735	$13,735	$27,470
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$21,400	$936	$42,800
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$117,606	$117,606	$117,606	$117,606
Tax gross up payment	$-	$-	$-	$-
Total	$117,606	$702,241	$3,714,823	$4,319,922

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2022 that was paid in March 2023, as a cash bonus is not payable if the termination occurs prior to 2023. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2022.

Michael D. Wortley

The following table describes the potential payments upon employment termination for Michael D. Wortley, our Chief Legal Officer and Executive Vice President, as if his employment terminated as of December 30, 2022, the last business day of 2022.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$514,000	$514,000	$1,028,000
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$2,000,633	$2,000,633
Welfare and other benefits
Medical (6)	$-	$727	$727	$1,454
Health saving (7)	$-	$-	$-	$-
Life and disability premiums (8)	$-	$13,822	$473	$27,643
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$118,615	$118,615	$118,615	$118,615
Tax gross up payment	$-	$-	$-	$-
Total	$118,615	$652,164	$2,639,448	$3,186,345

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2022 that was paid in March 2023, as a cash bonus is not payable if the termination occurs prior to 2023. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2022.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years.  In determining the “compensation actually paid” to our named executive officers, or NEOs, including our principle executive officer, or PEO, we are required to make various adjustments to amounts that have been reported in the summary compensation table pursuant to SEC rules. Therefore, the amounts reported below as compensation actually paid for each of the prior three years differ from the amounts set forth in the summary compensation table in each of those years. Because the amounts reported as compensation actually paid are calculated pursuant to SEC rules and include compensation that has not vested, and may not vest, the dollar amounts set forth below may not reflect the actual amount of compensation earned by or paid to the named executive officers during the applicable year. As described above in “Executive Compensation—Compensation Discussion and Analysis”, the only performance criteria we utilize with regard to short- and long-term incentive compensation are individual or operational goals. We do not currently use any financial performance measure to link executive compensation actually paid to company performance. Consequently, and per SEC guidance, no “Company Selected Measure” is included in the table below.

Year	Summary of Compensation Table of Total for PEO (1)	Compensation Actually Paid for PEO (1)(3)	Average Summary of Compensation Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net Loss
2022	$1,106,699	$2,020,341	$3,132,549	$4,838,778	44.07%	-10.91%	$(311,901)
2021	$4,031,773	$(5,337,608)	$2,295,650	$(2,873,692)	-78.67%	-0.63%	$(297,386)
2020	$6,396,130	$(16,172,081)	$4,134,050	$(5,898,880)	-39.53%	25.69%	$(247,752)

(1)	The PEO is our CEO, Warren Huff, for fiscal years 2020-2022.
(2)	The non- PEO NEOs for fiscal years 2020-2022 included Manmeet Soni, Colin Meyer, Dawn Bir and Mike Wortley.
(3)

The Summary of Compensation Table total reported for the PEO and the average of the non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “Compensation Actually Paid”:

	2022	2021	2020
PEO Summary Compensation Table Totals	$1,106,699	$4,031,773	$6,396,130
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	-	(3,389,373)	(5,341,070)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	-	536,165	639,025
Year-end Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	-	562,776	2,469,838
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	526,505	(5,255,134)	(12,883,661)
Change in fair value of equity awards granted in prior years that vested during the year	387,137	(1,823,815)	(7,452,343)
Total Equity Award Related Adjustments	$913,642	$(9,369,381)	$(22,568,211)
Compensation Actually Paid Totals	$2,020,341	$(5,337,608)	$(16,172,081)

	2022	2021	2020
Non-PEO NEOs Summary Compensation Table Totals	$3,132,549	$2,295,650	$4,134,050
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(2,310,143)	(1,538,897)	(3,271,406)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	535,988	243,421	391,388
Year-end Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	2,914,901	255,523	1,512,794
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	381,263	(3,375,595)	(5,412,861)
Change in fair value of equity awards granted in prior years that vested during the year	184,221	(753,794)	(3,252,846)
Total Equity Award Related Adjustments	$1,706,230	$(5,169,342)	$(10,032,930)
Average Compensation Actually Paid Totals	$4,838,778	$(2,873,692)	$(5,898,880)

(3a)  The value in this row is the change as of the end of each Applicable Year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of each Applicable Year.

(3b)  The value in this row is the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during each Applicable Year.

(4)	The value in this column is the value at the end of each Applicable Year assuming a $100 investment was made in Reata common stock on December 31, 2019.
(5)	The peer group index used in this column is for Nasdaq Biotechnology Index, which is the industry peer group reported in our 2022 Form 10-K.

Relationship Between Compensation Actually Paid and Performance Measures

The tables below reflect the relationship between the PEO and the average Other NEO compensation actually paid and the performance measures shown in the pay versus performance table from 2020 to 2022:

SEC rules generally require the inclusion of a table listing at least three, and up to seven, financial performance measures used by a registrant to link executive compensation actually paid during the year to company performance. As discussed above, we do not currently use any financial performance measure to link executive compensation actually paid to our performance. Consequently, and per SEC guidance, no tabular list of financial performance measures has been included.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2022. Mr. Huff, our director who also serves as our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Huff as an employee during 2022 is presented in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash (1)		Option Awards (1)		Restricted Stock Unit Awards (1)		Total
Martin W. Edwards, M.D.	$80,280	(2)	$136,567		$136,585		$353,432
William D. McClellan, Jr.	$108,717	(3)	$136,567		$136,585		$381,869
R. Kent McGaughy, Jr.	$114,963	(4)	$276,380		$-		$391,343
Jack B. Nielsen (11)	$-	(5)	$-		$-		$-
Christy J. Oliger	$75,000	(6)	$134,968		$134,973		$344,941
William E. Rose	$79,972	(7)	$269,937		$-		$349,909
Shamim Ruff	$84,961	(8)	$138,182		$138,197		$361,340
Steven W. Ryder, M.D. (12)	$59,152	(9)	$258,218	(10)	$257,747	(10)	$575,117

(1)

The amounts reported in the Fees Earned or Paid in Cash column include both director fees paid in cash and, where applicable, the fair value of stock options and restricted stock units issued in lieu of cash director fees pursuant to an election made by the director to receive stock options and restricted stock units in lieu of cash director fees. The amounts reported in the Option Awards column include the fair value of stock options issued to directors that were not issued in lieu of cash director fees. The amounts reported in the Restricted Stock Unit Awards column include the fair value of restricted stock units issued to directors that were not issued in lieu of cash director fees. The stock options and restricted stock units were granted in accordance with the Seventh Amended and Restated Non-Employee Directors Compensation Policy discussed below and pursuant to our LTIP. The amounts attributable to stock options and restricted stock units reported in the Fees Earned or Paid in Cash column, the Option Awards column and the Restricted Stock Unit Awards column represent the grant date fair value of the stock options and restricted stock units granted to our non-employee directors during 2022 as computed in accordance with ASC Topic 718, not including any estimated forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, for a discussion of assumptions made by us in determining the grant date fair value of our stock option and restricted stock unit awards for the fiscal year ended December 31, 2022. Note that amounts reported in these columns attributable to stock options and restricted stock units reflect the accounting cost for these stock options and restricted stock units and do not correspond to actual economic value that may be received by the directors from the stock options and restricted stock units. As of December 31, 2022, Dr. Edwards had 27,539 stock options outstanding, Mr. McClellan had 45,935 stock options outstanding, Mr. McGaughy had 66,809 stock options outstanding, Ms. Oliger has 22,156 stock options outstanding, Mr. Rose had 64,062 stock options outstanding, Ms. Ruff had 24,937 stock options outstanding and Dr. Ryder had 12,852 stock options outstanding.  As of December 31, 2022, Dr. Edwards had 4,301 restricted stock units outstanding, Mr. McClellan had 4,229 restricted stock units outstanding, Ms. Oliger had 3,883 restricted stock units outstanding, Ms. Ruff had 5,223 restricted stock units outstanding and Dr. Ryder had 8,878 restricted stock units outstanding.

(2)	Includes 520 stock options and 359 restricted stock units issued to Dr. Edwards in lieu of $24,967 director fees.
(3)	Includes 416 stock options and 287 restricted stock units issued to Mr. McClellan lieu of $19,967 director fees.
(4)	Includes 4,787 stock options issued to Mr. McGaughy, in lieu of $114,963 in director fees.
(5)	Mr. Nielsen received no compensation in 2022.
(6)	Includes only cash payments.
(7)	Includes 3,330 stock options issued to Mr. Rose in lieu of $79,972 in director fees.
(8)	Includes 1,769 stock options and 1,222 restricted stock units issued to Ms. Ruff in lieu of $84,961 in director fees.
(9)	Includes 1,322 stock options and 913 restricted stock units issued to Dr. Ryder in lieu of $59,152 in director fees.
(10)

Includes a one-time initial new director grant of 6,038 stock options and 4,171 restricted stock units issued to Dr. Ryder that vest one-third annually over three years. The grant date value of these stock options and restricted stock units as computed in accordance with ASC Topic 718 was $270,000.  See note (1) above.

(11)	Mr. Nielsen retired from the Board in June 2022.
(12)	Dr. Ryder was appointed to the Board on July 11, 2022.

Director Compensation Arrangements

The Sixth Amended and Restated Non-Employee Director Compensation Policy, which was approved by the compensation committee and the Board in December 2021 and applicable to the 2022 year, as revised by the Seventh Amended and Restated Non-Employee Director Compensation Policy, which was approved by the compensation committee and the Board in June 2022 and applicable to the 2022 year, provide the following compensation for non-employee directors:

•	a director fee of $50,000 per year;

•	a lead director fee of $25,000 per year;
•

a compensation committee member fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting), an audit committee member fee of $10,000 per year, a nominating and corporate governance committee member fee of $5,000 per year, a regulatory development committee member fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting) and a commercial and medical affairs committee member fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting);

•

a compensation committee chairman fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting), an audit committee chairman fee of $25,000 per year, a nominating and corporate governance committee chairman fee of $5,000 per year, a regulatory development committee chairman fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting) and a commercial and medical affairs committee chairman fee of $7,500 per year ($10,000 beginning with the second regular board meeting held after the 2022 annual stockholder meeting); and

•

an annual grant of equity to each non-employee director, and an initial grant of equity to a new non-employee director, at the election of the director, of either (a) a stock option to purchase a number of shares of Class A common stock with a Black-Scholes grant date value of $135,000 and a number of restricted stock units with a grant date value of $135,000, or (b) a stock option to purchase a number of shares of Class A common stock with a Black-Scholes grant date value of $270,000; a new director receives, if the director does not join the board on the date of the annual meeting of stockholders, a prorated annual grant; the annual grants vest quarterly in equal installments through the date of the next annual stockholder meeting; and the initial grant of equity to a new director vests in equal annual installments over a three-year period.

In lieu of future receipt of any or all of the above cash fees, a director may elect to receive an annual grant of either 100% stock options with a Black-Scholes grant date value equal to the forfeited cash compensation or stock options with a Black-Scholes grant date value equal to the 50% of the forfeited cash compensation and restricted stock units with a grant date value of 50% of the forfeited cash compensation. The vesting schedule for these stock options and restricted stock units, as applicable, will be the same as the vesting schedule applicable to the regular annual equity compensation grant. Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in conjunction with attending Board and committee meetings.

Our compensation committee reviews our director compensation policy at least annually and considers market data provided by the compensation consultant as a reference point when recommending to our board of directors adjustments to our compensation levels for our non-employee directors. Upon recommendation and review performed by the compensation consultant of our non-employee director compensation in comparison to our industry peer group based on stage of development and commercialization, market capitalization and employee headcount, our compensation committee and board of directors approved the Sixth Amended and Restated Non-Employee Director Compensation Policy and the Seventh Amended and Restated Non-Employee Director Compensation Policy.

Litigation Settlement

An alleged stockholder of the Company filed a derivative action in the Court of Chancery of the State of Delaware against current and former directors of the Company and naming the Company as a nominal defendant. The plaintiff asserted claims in the complaint of breach of fiduciary duty and unjust enrichment concerning the alleged payment of excessive compensation to the non-employee directors of the Company between fiscal years 2019 and 2021. The plaintiff sought, among other things, an order awarding damages and costs and expenses, including attorney's and expert fees, and directing the Board to reform and improve its corporate governance and internal procedures relating to the award of non-employee director compensation. The defendants denied all allegations of wrongdoing.

The parties agreed to a stipulation of compromise and settlement which has been approved by the Court of Chancery. Pursuant to the stipulation of compromise and settlement, the Board adopted the Eighth Amended and Restated Non-Employee Director Compensation Policy to add the following provisions to the Policy, which provisions will remain in effect until December 31, 2026:

•

The average annual compensation for non-employee directors shall not exceed $375,000 in total for 2022; $405,000 in total compensation for 2023; $430,000 in total compensation for 2024; $455,000 in total compensation for 2025; and $480,000 in total compensation for 2026. The average annual compensation calculation shall be made by dividing the compensation received by all non-employee directors during a calendar year (after reducing the compensation as described further herein) by the number of non-employee directors who received compensation in such year. The calculation of the annual compensation shall exclude the value of: (a) any new director one-time sign on equity grant (set forth in the following paragraph); (b) any new director partial year annual equity grant and the partial year equity granted in lieu of fees, if that new director is appointed to the Board on or after January 1 and prior to the annual meeting of stockholders held that year; and (c) fees paid to a director in his or her role as lead director or Chairman of the Board.

•

A new director shall be entitled to receive a one-time equity award upon joining the Board, the value of which shall be no greater than the annual equity grant awarded or to be awarded to incumbent directors in that year.

•

For the years 2022, 2023, 2024, 2025 and 2026, equity grants shall only be issued in terms of value rather than a fixed-share amount. Further, with respect to stock options, the value shall be based on the Black-Scholes value of the option using the closing price of the common stock of the Company on the date of the grant. With respect to restricted stock units, the value shall be based on the closing price of the common stock on the date of the grant.

•

For the years 2022, 2023, 2024, 2025 and 2026, the compensation committee shall review non-employee director compensation annually and, in each year, shall utilize an independent, nationally recognized compensation consultant that is different than the consultant that the compensation committee used in setting the non-director compensation in the years 2019 through 2021. The compensation consultant shall assess the Company’s peer group annually and will select companies as peers which are: (a) operating in the same industry as the Company (by reference to GICS code or similar reasonable identities, which may change from time to time) and (b) similar in size to the Company based on market capitalization, revenues or employees, as determined based on the advice of the compensation consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors and officers.

•

The proxy materials for the 2023 annual meeting shall describe the Policy, the terms of the compensation awarded to non-employee directors and the limitations that are set forth in the stipulation of compromise and settlement. The Company shall disclose whether any non-employee director is a party to any compensation, payment or other financial agreement, arrangement or understanding with any third party, or has received any compensation or other payment from any third party, in connection with the non-employee director’s candidacy or service on the Board.

Pursuant to the paragraph immediately above, no non-employee director is a party to any compensation, payment or other financial agreement, arrangement or understanding with any third party, or has received any compensation or other payment from any third party, in connection with the non-employee director’s candidacy or service on the Board.

The average annual compensation for non-employee directors for 2022, as calculated in accordance with the provisions of the stipulation of compromise and settlement, was $352,690. The calculation excludes the lead director fee of $25,000 paid to Mr. McGaughy and the one-time new director sign-on equity grant of $270,000 to Dr. Ryder and excludes Mr. Nielsen from the calculation as he received no compensation in 2022.

Director Stock Ownership Guidelines

In December 2021, the compensation committee adopted Stock Ownership Guidelines for Non-Employee Directors. Pursuant to the Stock Ownership Guidelines, each of our non-employee directors is required to own qualified equity, within five years after the date that such director joins the board, but in no event prior to March 31, 2027, equal to five times the annual retainer provided to non-employee directors pursuant to the Sixth Amended and Restated Non-Director Compensation Policy, as amended from time to time, or the Policy. The annual retainer is currently $50,000, resulting in the required ownership by a non-employee director of $250,000 of qualified equity within the required timeframe.

Qualified equity within the meaning of the Stock Ownership Guidelines is stock, deferred stock units or restricted stock units on which the vesting or lapse of restrictions is contingent on continuing service over a specified time period. Vested or unvested stock options or stock appreciation rights do not constitute qualified equity.

A non-employee director who has not been a director for five years may sell shares of common stock as long as the director is taking actions reasonably designed to meet the Stock Ownership Guidelines within the time permitted; provided that such non-employee director may not sell any shares that were issued in connection with an equity grant to such director under the Policy prior to the time that such director initially satisfies the ownership requirement.

Indemnification Agreements

Our directors are indemnified by us as described under “Compensation Discussion and Analysis—Indemnification Agreements.”

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation as disclosed in the Summary Compensation Table to the annual total compensation of our median paid employee.

During 2022, our principal executive officer was our Chief Executive Officer, J. Warren Huff. The total compensation reported for Mr. Huff in the Summary Compensation Table for 2022 is $1,106,699. For 2022, the annual total compensation for our median employee was $146,158, resulting in a pay ratio of approximately 8:1.

We identified the median employee by utilizing the compensation reported in Box 1 of Form W-2 for 2022 for each individual who was a full-time or part-time employee on December 31, 2022 (the median employee determination date). We believe this methodology provides a reasonable basis for determining each employee’s allocated portion of their total annual compensation and is an economical method of evaluating our employee population’s total annual compensation and identifying our median employee. This calculation was performed for all 313 employees based in the United States as of the median employee determination date, excluding Mr. Huff. During 2022, we employed 8 individuals outside of the United States in England and Switzerland, and these individuals were excluded from the calculation in accordance with Item 402(u)(4)(ii) of Regulation S-K. We did not annualize compensation for individuals hired during 2022 and did not make any cost-of-living adjustments. After identifying the median employee, we calculated the median employee’s annual compensation in accordance with the requirements of Item 402(c)(2)(x), the same method used to calculate the total compensation reported for Mr. Huff in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements discussed above, this section describes transactions since January 1, 2022, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting stock, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights Agreement

We have entered into an amended and restated registration rights agreement with certain of our stockholders, providing for certain rights and restrictions relating to the registration of offers and sales of shares of our common stock. Holders of more than 67% of the registerable shares, which we refer to as the initiating holders, may twice request that we register at least 50% of the registerable shares held by all holders of registration rights, or a lesser number of shares if the aggregate price to the public of the offering (net of underwriter discounts) will be at least $5,000,000. Furthermore, if Form S-3 is available for an offering by the initiating holders, the initiating holders may request that we affect an unlimited number of registrations on Form S-3 at an aggregate offering price of at least $1,000,000 per registration on Form S-3. In addition, the holders of registrable securities have piggyback registration rights if we determine to register any equity securities for our own account or the account of another security holder. We will pay the registration expenses, other than underwriting fees, discounts or commissions, of the shares registered pursuant to the registrations described above but limited to four registrations on Form S-3. The amended and restated registration rights agreement terminates with respect to any holder who is permitted to sell, within a 90-day period, all of such holder’s registrable shares in compliance with Rule 144.

The following of our directors and executive officers are parties to the amended and restated registration rights agreement:

•	J. Warren Huff
•	R. Kent McGaughy, Jr.

The following persons, or groups of affiliated persons, known by us to beneficially own more than 5% of our shares of Class A common stock are parties to the amended and restated registration rights agreement:

•	R. Kent McGaughy, Jr.
•	Evelyn P. Rose Survivors Trust

Related Persons Transaction Policy

We have adopted a written Related Persons Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the amount involved exceeds $120,000, in which we are a participant and in which any related person has a direct or indirect interest. A related person is any senior officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Upon entering into a related person transaction, our nominating and corporate governance committee will review the material facts of the related person transaction and approve or ratify our entry into the related person transaction, unless such related person transaction falls into one of the categories of transactions that the nominating and corporate governance committee has pre-approved, such as compensation of Board members and executive officers, which is approved by our compensation committee or the Board. Generally, transactions involving compensation for services provided to a related person, such as an employee and director, are pre-approved under the policy.

In addition, under our Code of Ethics and Business Conduct, our employees and directors have an affirmative responsibility to disclose to our nominating and corporate governance committee any transaction or relationship that reasonably could have been expected to give rise to a conflict of interest involving a director or executive officer of the Company.

In determining whether to approve or ratify a related person transaction, the nominating and corporate governance committee will consider:

•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	the extent of the related person’s interest in the transaction;
•	whether the related person transaction is material to us;
•

the effect of the transaction on a director’s independence (if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing related transactions; and
•	whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

The registration rights transaction described above was entered into prior to the adoption of the related persons transaction policy but was approved by our Board considering similar factors to those described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and our Class B common stock as of April 12, 2023, by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants and restricted stock units that are exercisable or settle within 60 days after April 12, 2023, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, and subject to applicable community property laws, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 33,017,793 shares of Class A common stock and 4,515,316 shares of our Class B common stock outstanding as of April 12, 2023. Our calculation of beneficial ownership of Class A common stock includes shares of Class B common stock because the shares of Class B common stock are immediately convertible into shares of Class A common stock.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, TX 75024.

	Number of Shares of		Percentage of Shares of
	Common Stock Beneficially		Common Stock Beneficially		Percentage of
Name of Beneficial Owner	Owned		Owned		Voting Power
	Class A(a)	Class B	Class A(a)	Class B
5% Stockholders:
R. Kent McGaughy, Jr.(1) c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,018,955	2,063,064	14.3%	45.3%	19.6%
CPMG, Inc.(2) 2000 McKinney Ave, Ste 2125 Dallas TX 75201	4,589,758	1,692,857	13.2%	37.5%	17.1%
William E. Rose(3) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	3,239,610	2,132,411	9.2%	46.8%	16.1%
Evelyn P. Rose(4) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,852,941	1,965,774	8.2%	43.5%	14.6%
Charles E. Gale(5) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,777,416	1,878,311	8.0%	41.6%	14.0%
Evelyn P. Rose Survivors Trust(6) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,757,279	1,877,998	7.9%	41.6%	14.0%
The Vanguard Group(7) 100 Vanguard Blvd. Malvern PA 19355	2,705,656	—	8.2%	0.0%	5.8%
BlackRock Inc.(8) 55 East 52nd Street New York NY 10055	2,501,693	—	7.6%	0.0%	5.4%
First Light Asset Management, LLC (Mathew P. Arens) (9) 3300 Edinborough Way, Ste 201 Edina MN 55435	2,155,552	—	6.5%	0.0%	4.6%
Perceptive Advisors LLC (10) 51 Astor Place, 10th Floor New York NY 10003	2,083,799	—	6.3%	0.0%	4.5%
Directors and Executive Officers:
Dawn C. Bir (11)	259,580	199,800	*	4.2%	1.4%
Martin Edwards (12)	25,266	—	*	*	*
J. Warren Huff (13)	668,984	620,129	2.0%	12.6%	4.0%
William D. McClellan, Jr.(14)	46,978	28,500	*	*	*
R. Kent McGaughy, Jr.(1)	5,018,955	2,063,064	14.3%	45.3%	19.6%
Colin J. Meyer, M.D.(15)	495,723	344,880	1.5%	7.2%	2.5%
Christy Oliger (16)	22,705	—	*	*	*
William E. Rose(4)	3,239,610	2,132,411	9.2%	46.8%	16.1%
Shamim Ruff (17)	26,826	—	*	*	*
Steven W. Ryder, M.D. (18)	11,521	—	*	*	*
Manmeet S. Soni(19)	382,227	254,687	1.1%	5.3%	1.9%
Michael D. Wortley (20)	287,377	211,700	*	4.5%	1.5%
All executive officers and directors as a group (14 persons) (21)	10,576,707	5,866,373	26.8%	97.5%	43.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock or voting power, as applicable.
(a)	Includes all shares of Class B common stock beneficially owned on an as-converted basis.
(1)

As described in that certain Schedule 13D/A, filed with the SEC on December 23, 2020 and further based on company records, consists of 25,004 shares of Class A common stock and 278,309 shares of Class B common stock held by R. Kent McGaughy, Jr. over which he has sole voting and investment control, 4,591 shares of Class A common stock and 51,095 shares of Class B common stock held by Lagos Trust, of which Mr. McGaughy, Jr. is trustee and has shared voting and investment control with Emily M. McGaughy, 280 shares of Class A common stock and 3,109 shares of Class B common stock held by Traweek Children’s Trust, of which Mr. McGaughy, Jr. is trustee and has sole voting and investment control, an aggregate of 2,896,901 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. McGaughy, Jr. has shared voting and investment control with CPMG, 37,694 shares of Class B common stock issuable pursuant to currently exercisable stock options, 25,108 shares of Class A common stock issuable pursuant to currently exercisable stock options and 4,007 shares of Class A common stock issuable pursuant to stock options that will become exercisable within 60 days after April 12, 2023.

(2)

As described in that certain Schedule 13D/A, filed with the SEC on December 23, 2020 consists of an aggregate of 2,896,901 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and R. Kent McGaughy, Jr. is the sole stockholder and director of CPMG, Inc.

(3)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020 and further based on Company records, consists of 11,618 shares of Class A common stock and 129,308 shares of Class B common stock held by William E. Rose over which he has sole voting and investment control, 20 shares of Class A common stock and 215 shares of Class B common stock held by the Charles Henry Rose 2001 Trust and 45 shares of Class A common stock and 492 shares of Class B common stock held by the John William Rose 2002 Trust, over which Mr. Rose is trustee and over which he has shared voting and investment control with Catherine Marcus, 180,909 shares of Class A common stock held by Montrose Investments I, L.P., of which Mr. Rose is the sole member and manager of Montrose Investments GP, LLC, its general partner, 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose Fidelity SEP IRA, which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes Evelyn P. Rose and Charles E. Gale, and 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn Potter Rose Survivor’s Trust (the “Survivor’s Trust”), which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes the Survivor’s Trust. Mr. Rose also has beneficial ownership of 36,622 shares of Class B common stock issuable pursuant to currently exercisable stock options, 23,797 shares of Class A common stock issuable pursuant to currently exercisable stock options and 3,643 shares of Class A common stock issuable pursuant to stock options that will become exercisable within 60 days after April 12, 2023.

(4)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Ms. Rose serves as co-trustee with Charles E. Gale and over which she has shared voting and investment control, and 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose SEP IRA, for Ms. Rose’s benefit.

(5)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Mr. Gale serves as a co-trustee with Evelyn P. Rose and over which he has shared voting and investment control, 19,795 shares of Class A common stock held by Mr. Gale over which he has sole voting and investment control, and 29 shares of Class A common stock and 313 shares of Class B common stock held in an IRA for Mr. Gale’s benefit.

(6)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Evelyn P. Rose and Charles E. Gale serve as co-trustees over which they share voting and investment control.

(7)

As described in that certain Schedule 13G/A, filed with the SEC on February 9, 2023, consists of 2,705,656 shares of Class A common stock held by The Vanguard Group. The Vanguard Group has sole investment control over 2,637,422 shares of Class A common stock and shared investment control over 68,234 shares of Class A common stock. The Vanguard Group has sole voting control over 0 shares of Class A common stock and shared voting control over 42,039 shares of Class A common stock.

(8)

As described in that certain Schedule 13G/A, filed with the SEC on February 3, 2023, consists of 2,501,693 shares of Class A common stock held by BlackRock, Inc. Black Rock, Inc. has sole investment control of 2,501,693 shares of Class A common stock. BlackRock, Inc has sole voting control over 2,420,929 shares.

(9)

As described in that certain Schedule 13G/A filed with the SEC on February 14, 2023, consists of 2,155,552 shares of Class A common stock held by First Light Asset Management, LLC (“Manager”) and 2,184,846 shares of Class A common stock held by Mathew P. Arens. The Manager acts as an investment adviser to certain persons holding separately managed accounts with the Manager, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. The Manager may also be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls the Manager in his position as managing member and majority owner of the Manager. Mr. Arens also directly holds 21,054 shares in an individual capacity with sole control and 8,240 shares held in a joint account over which he shares control.

(10)

As described in that certain 13G filed with the SEC on March 7, 2023 by Perceptive Advisors, LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), consists of 2,083,799 shares of Class A common stock held directly by the Master Fund.  Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares.

(11)

Consists of 2,187 shares of Class A common stock, over which she has sole voting and investment control, 199,800 shares of Class B common stock issuable pursuant to currently exercisable stock options and 52,635 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Ms. Bir and 3,978 shares of Class A common stock and 980 restricted stock units representing Class A stock that will become exercisable or settle within 60 days after April 12, 2023.

(12)

Consists of 22,670 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Dr. Edwards and 1,535 shares of Class A common stock issuable pursuant to stock options and 1,061 restricted stock units representing shares of Class A common stock that will become exercisable within 60 days after April 12, 2023. 3,240 shares of Class A common stock underlying restricted stock units for which vesting services had been performed but for which share issuance has been deferred in accordance with Dr. Edwards’ election are excluded.

(13)

As described in that certain Form 4 filed with the SEC on March 3, 2023, and further based on Company records, consists of 14,760 shares of Class A common stock and 212,903 shares of Class B common stock held by Mr. Huff, consisting of 212,903 shares of Class B common stock and 4,362 shares of Class A common stock over which he exercises sole voting and investment control and 10,398 shares of Class A common stock in a trust for which Mr. Huff has shared voting and investment control, 407,226 shares of Class B common stock issuable pursuant to currently exercisable stock options, 22,659 shares of Class A common stock issuable pursuant to currently exercisable stock options, and 9,177 shares of Class A common stock issuable pursuant to stock options and 2,260 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 12, 2023.

(14)

Consists of 28,500 shares of Class B common stock issuable pursuant to currently exercisable stock options and 15,926 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Mr. McClellan, Jr. and 1,509 shares of Class A common stock issuable pursuant to stock options and 1,043 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 12, 2023. 3,186 shares of Class A common stock underlying restricted stock units for which vesting services had been performed but for which share issuance has been deferred in accordance with Mr. McClellan, Jr’s. election are excluded.

(15)

Consists of 48,188 shares of Class A common stock and 74,304 shares of Class B common stock held by Dr. Meyer over which he has sole voting and investment control, 270,576 shares of Class B common stock issuable pursuant to currently exercisable stock options, 95,218 shares of Class A common stock issuable pursuant to currently exercisable stock options and 5,967 shares of Class A common stock issuable pursuant to stock options and 1,470 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 12, 2023.

(16)

Consists of 2,912 shares of Class A common stock and 14,084 shares of Class A stock issuable pursuant to currently exercisable stock options held by Ms. Oliger and 4,738 shares of Class A stock options and 971 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 12, 2023.

(17)

Consists of 3,946 shares of Class A common stock and 16,422 shares of Class A stock issuable pursuant to currently exercisable stock options held by Ms. Ruff and 5,181 shares of Class A stock options and 1,277 restricted stock units representing shares of Class A that will become exercisable or settle within 60 days after April 12, 2023.

(18)

Consists of 5,110 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Dr. Ryder and 1,704 shares of Class A stock options and 4,707 restricted stock units representing shares of Class A that will become exercisable or settle within 60 days after April 12, 2023.

(19)

Consists of 44,385 shares of Class A common stock held by Mr. Soni over which he has sole voting and investment control, 239,062 shares of Class B common stock issuable pursuant to currently exercisable stock options, 75,718 shares of Class A common stock issuable pursuant to currently exercisable stock options, and 15,625 shares of Class B common stock issuable pursuant to stock options, 5,967 shares of Class A stock issuable pursuant to stock options and 1,470 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 12, 2023.

(20)

Consists of 18,083 shares of Class A common stock over which he has sole voting and investment control, 211,700 shares of Class B common stock issuable pursuant to currently exercisable stock options, 52,636 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Mr. Wortley, and 3,978 shares of Class A common stock issuable pursuant to stock options and 980 restricted stock units representing shares of Class A stock that will become exercisable or settle within 60 days after April 12, 2023.

(21)

Consists of 4,165,882 shares of Class A common stock and 4,408,366 shares of Class B common stock beneficially owned by the directors and executive officers as of April 12, 2023, 1,479,907 shares of Class B common stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 482,471 shares of Class A common stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 16,328 shares of Class B common stock and 64,752 shares of Class A common stock issuable to our directors and executive officers that will become exercisable within sixty days after April 12, 2023, and 12,789 restricted stock units representing shares of Class A common stock issuable to our directors and officers pursuant to restricted stock units that will settle within 60 days after April 12, 2023.

REPORT OF THE AUDIT COMMITTEE

The audit committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The audit committee operates under a written audit committee charter that has been adopted by the Board, a copy of which is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. All members of the audit committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards and rules of Nasdaq and the SEC.

No member of the audit committee is a professional accountant or auditor. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2022. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

The audit committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the PCAOB. The audit committee also discussed with the independent registered public accounting firm critical audit matters included in the firm’s audit opinion and discussed the firm’s opinion regarding the Company’s internal controls over financial reporting.

In addition to the matters specified above, the audit committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with the independent registered public accounting firm periodically to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting, internal controls over financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Form 10-K for the fiscal year ended December 31, 2022.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any other filings under the Exchange Act or the Securities Act of 1933 except to the extent we specifically incorporate it by reference to such filing.

Submitted by the Audit Committee of the Board of Directors on February 16, 2023

William D. McClellan, Jr., Chairperson

Christy J. Oliger

William E. Rose

Shamim Ruff

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our third amended and restated bylaws, as described under “Stockholder Proposals and Director Nominations.”

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals for Inclusion in 2024 Proxy Statement. Stockholder proposals intended to be included in the proxy materials for the 2024 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2023, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Company’s third amended and restated bylaws and the SEC.

Stockholder Proposals and Director Nominations for Presentation at the 2024 Annual Meeting but Not for Inclusion in the 2024 Proxy Statement. Additionally, stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2024 annual meeting of stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, then such dates shall not be earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders). A stockholder nomination or written notice of a stockholder proposal at the 2024 annual meeting of the stockholders not intended to be included in the proxy materials must be provided no earlier than February 8, 2024, and no later than March 9, 2024. Notice must be tendered in the proper form prescribed by our third amended and restated bylaws. Proposals not meeting the requirements set forth in our third amended and restated bylaws will not be entertained at the annual meeting.

Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the nominating and corporate governance committee, the committee that recommends nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with the information required by our third amended and restated bylaws, which includes: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director and such nominee’s written consent to serve as a director if elected and (b) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such nominee. The nominating and corporate governance committee is not required to consider director candidates received after the applicable date or without the required information. The nominating and corporate governance committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption “Proposal No. 1—Election of Directors—Nomination of Directors.” Director candidates who are then nominated by the Board will be included in the Company’s proxy statement for that annual meeting.

Stockholder Proxy Solicitation for Stockholder Director Nominees. Any stockholder who intends to solicit proxies in support of any director nominee other than the Company’s nominees must comply with the content requirements of Rule 14a-19 under the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our third amended and restated bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our third amended and restated bylaws for the 2024 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Secretary of the Company no earlier than February 8, 2024, and no later than March 9, 2024; provided, however, that if (a) the date of the 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of stockholders, to be properly brought, notice by the stockholder must be received not earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders; or (b) the date of the 2024 annual meeting is more than 30 days but less than 60 days after the anniversary of the 2023 annual meeting of stockholders, to be properly brought, the notice by the stockholder must be received by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

DELIVERY OF PROXY MATERIALS

Our 2022 annual report to stockholders for the fiscal year ended December 31, 2022, including audited financial statements, accompanies this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other information may be obtained without charge upon written request addressed 5320 Legacy Drive, Plano, Texas 75024 or by telephone at (972) 865-2219, in each case Attention: Secretary.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

REATA PHARMACEUTIALS P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Graphic INTERNET Go To www.proxypush.com/RETA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Graphic PHONE Call 1-866-250-6195 Use any touch tone telephone Have your proxy Card ready Follow the simple recorded instructions Graphic MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Reata Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 13, 2022 TIME: Wednesday, June 8, 2022 8:00 AM, Central Daylight Time PLACE: Annual Meeting to be held live via the Internet: Please visit www.proxydocs.com/RETA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints J. Warren Huff and Manmeet S. Soni, together, the Named Proxies, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes them, and each of them, to attend the Annual Meeting of Stockholders, or the Annual Meeting, on Wednesday, June 8, 2022 at 8:00 a.m. (Central Daylight Time) and any adjournment or postponement thereof, and to vote the number of shares of common stock of Reata Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present at Meeting, revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1, AND FOR THE MATTERS IN PROPOSALS 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SI

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# Reata Pharmaceuticals, Inc.
## Annual Meeting of Stockholders

**Please make your marks like this:** ☒

| | PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | Election of Directors to serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death. | FOR | WITHHOLD | | |
| | 1.01 Martin W. Edwards, M.D. | ☐ | ☐ | | FOR |
| | 1.02 R. Kent McGaughy, Jr. | ☐ | ☐ | | FOR |
| | 1.03 Christy J. Oliger | ☐ | ☐ | | FOR |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | An advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers. | ☐ | ☐ | ☐ | FOR |
| 3. | The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. | ☐ | ☐ | ☐ | FOR |
| 4. | The transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. | | | | |

**You must register to attend the meeting online and/or participate at www.proxydocs.com/RETA**

Reata Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. Election of Class I Directors 1.01 J. Warren Huff 1.02 Shamim Ruff YOUR VOTE FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS FOR FOR 2. To approve, on an advisory basis, the compensation of our named executive officers. FOR AGAINST ABSTAIN FOR 3. To ratify the appointment of Ernst & Young LLP as our independent registered public account firm for the fiscal year ending December 31, 2022. FOR 4. To approve the 2022 Employee Stock Purchase Plan. FOR 5. The transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. TO ATTEND the Annual Meeting of Reata Pharmaceuticals, Inc. and vote your shares, please visit www.proxydocs.com/RETA to register for the virtual meeting. Authorized Signatures – Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Signature (and Title if applicable) Date Signature (if held jointly) Date